EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION — Unaudited
Second Quarter 2009

OVERVIEW:	Section I
Earnings Release	1.1
Overview	1.4

FINANCIAL STATEMENTS:	Section II
Consolidated Balance Sheets	2.1
Consolidated Statements of Operations	2.2
Consolidated Statements of Funds From Operations (FFO)	2.3
Reconciliations of Net Earnings to FFO and EBITDA	2.4
Calculation of Per Share Amounts	2.5

DIRECT OWNED:	Section III
Operating Properties	3.1
Development Portfolio — Static Portfolio Analysis and Investment At Risk	3.2
Development Portfolio	3.3
Development Activity	3.4
Investing Activity	3.5

INVESTMENT MANAGEMENT:	Section IV
ProLogis’ Investments in Unconsolidated Investees	4.1
Operating Portfolio of Property Funds	4.2
Summarized Financial Information of Property Funds	4.3
Investing and Financing Activity	4.5

OPERATING STATISTICS:	Section V
Direct Owned Leasing and Capital Expenditure Information	5.1
Investment Management Leasing and Capital Expenditure Information	5.2
Same Store Analysis and Top Customers	5.3
Geographic Distribution	5.4

DEBT AND OTHER:	Section VI
ProLogis Debt Summary	6.1
ProLogis Debt Analysis	6.2
Property Fund Debt Summary	6.3
ProLogis Debt Covenant Ratios	6.4
Components of Net Asset Value for ProLogis	6.5

NOTES AND DEFINITIONS:
Notes to Supplemental Information	Appendix A
Definitions	Appendix B
Executive Office Address • 4545 Airport Way • Denver, CO 80239 • +1 (303) 567-5000

PROLOGIS REPORTS SECOND QUARTER 2009 RESULTS
— Significant Progress on De-leveraging Plan —
— Solid Pipeline Leasing Despite Weakening Property Market Fundamentals —
Denver, Colo. — July 23, 2009 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities, today reported funds from operations as defined by ProLogis (FFO), including significant non-cash items, for the second quarter of 2009 of $0.34 per diluted share, compared with $1.02 per diluted share in the second quarter of 2008. FFO, excluding significant non-cash items, was $0.19 per diluted share, compared with $1.02 per diluted share in the same period in 2008. Significant non-cash items per diluted share for the second quarter of 2009 included $0.35 of gains from early extinguishment of debt, which were partially offset by $0.20 related to impairment of real estate properties. Also embedded in the $0.19 per diluted share of FFO, excluding significant non-cash items, was approximately $0.06 of non-recurring charges associated with ProLogis’ share of a loss on the sale of assets by ProLogis European Properties, realized losses on foreign currency transactions and costs associated with the company’s workforce reduction.
Net earnings for the second quarter in 2009 were $0.58 per diluted share, compared with $0.76 per diluted share in 2008. Included in net earnings per diluted share for the second quarter of 2009 were $0.46 of additional gains, primarily associated with the sale of non-development properties, which are not included in FFO, compared with $0.02 of similar gains in 2008. Both net earnings and FFO per diluted share, as previously reported for the second quarter of 2008, were reduced by $0.04 per diluted share for the company’s retroactive adoption of APB 14-1 (also known as ASC 470-20) and related additional interest expense.
FFO, including significant non-cash items, for the six months ended June 30, 2009 was $1.10 per diluted share, compared with $2.36 per diluted share in 2008. FFO, excluding significant non-cash items, was $0.90 per diluted share for the same period in 2009, compared with $2.36 per diluted share in the first six months of 2008. Net earnings per diluted share for the six months ended June 30, 2009 were $1.21 per diluted share, compared with $1.45 per diluted share in the same period of 2008.
Significant Progress on Plan
“During the second quarter, ProLogis made significant progress on the strategy we laid out last year to strengthen our balance sheet and increase liquidity in response to deteriorating global economic conditions. Our accomplishments have put the company on much firmer financial footing,” said Walter C. Rakowich, chief executive officer. “However, the industry is facing declining rents, and we expect the challenging leasing environment will persist. While no one can be certain about the timing of a recovery, with our strengthened financial condition and quality portfolio, we are well positioned to work our way through any additional challenges in the road ahead.
“Over the near term, we will continue to enhance liquidity and reduce risk as we focus on further lease-up of our development portfolio, land monetization and addressing both on-balance sheet and fund debt maturities as appropriate,” Rakowich said.
Property Market Fundamentals Softened Further
“Property fundamentals continue to mirror global economic weakness, characterized by reductions in market rental rates and an increase in leasing concessions,” Rakowich added. “However, we are seeing some improvement, as the rate of decline in occupancies appears to be leveling off. Our non-development portfolio was 92.5 percent leased at the end of the second quarter, representing a decline of approximately 50 basis points from 93.0 percent at March 31, while the decrease in the previous quarter was approximately 170 basis points. We also continue to see strong customer retention and sharply reduced levels of new supply, with new development starts in the industry in 2009 expected to be at the lowest level in over 25 years.”
Section I — Overview
Page 1.1

ProLogis’ same-store net operating income as adjusted (excluding same-store assets associated with the company’s development portfolio) decreased 0.4 percent, primarily reflecting occupancy declines, offset by reduced rental expenses due to decreases in property taxes and bad debt expense when compared with the prior year. Including development portfolio assets, same-store net operating income for the period increased 2.7 percent. Recent pressure on market rents led to negative rent growth of 12.6 percent for the quarter on turnover of 19.1 million square feet (or 5.0 percent) of the adjusted same-store pool.
Balance Sheet Bolstered by Capital Markets Activity
In November 2008, ProLogis outlined a series of actions to reduce direct debt by roughly $2 billion by the end of 2009 and to reduce risk in the company’s development portfolio and land bank. Through a combination of asset sales and fund contributions, a common equity offering, repurchases of debt at a discount and reductions in business expenditures, the company has reduced its direct debt by $2.9 billion.
“We have substantially exceeded our 2009 de-levering goal and will continue to focus efforts on further debt repayment through incremental asset sales and contributions, which will be partially offset by funding the remaining costs associated with our development activities,” William E. Sullivan, chief financial officer said. “Contributing to the de-levering process during the quarter was the repurchase of $816.2 million of notional debt at a discount, resulting in $143.3 million in gains from early extinguishment of debt.”
In other direct debt-related activity, ProLogis successfully completed $391.7 million of secured financings during the quarter. The company also has made significant progress on the extension and amendment of the company’s existing $3.64 billion Global Senior Credit Facility, originally scheduled to mature on October 6, 2009. ProLogis has exercised its extension option on the existing credit facility to October 6, 2010 and has secured written commitments of approximately $2.0 billion for its amended credit facility. The company is awaiting receipt of between $100 and $300 million in additional commitments. All commitments will be subject to the execution of definitive documentation. The amended line will have a three-year maturity from the date of closing.
Accelerated Development Portfolio Leasing
The company’s static development portfolio (in place at December 31, 2008) was 54.1 percent leased at the end of the second quarter, up from 46.4 percent at March 31, 2009, an increase of nearly 800 basis points. “During the quarter, leasing in our development portfolio exceeded our expectations, given the difficult environment. As a result, we remain comfortable with our goal of achieving leasing of 60 — 70 percent in our static development portfolio by the end of 2009,” said Ted R. Antenucci, president and chief investment officer.
Commentary on Guidance
During the second quarter, ProLogis completed gross asset sales and contributions of $840 million, generating $783 million of net proceeds after fund and joint venture co-investments. These transactions included the previously announced sale of North American assets, European property fund contributions and the sale of an asset in Japan. “Earlier in the year, we outlined our expectation for a total of $1.5 — $1.7 billion of contributions and asset sales, excluding the sale of our China operations and our property fund interests in Japan,” Antenucci said. “With $976 million of sales and contributions completed year to date, we have made excellent progress and are on track to achieve this goal by the end of 2009.”
“We established a guidance range for 2009 FFO of between $1.31 and $1.48 per diluted share during our first quarter conference call. We believe this range is still appropriate when FFO is adjusted for the significant non-cash items and other non-recurring charges that have been, and may be, incurred in 2009,” noted Sullivan. “As we work through the remaining asset sales and contributions, as well as additional activities related to our debt instruments, it is probable that additional gains and charges will be realized in 2009.” The company also provided adjusted guidance for 2009 net earnings of $1.10 to $1.20 per diluted share after including the impairments and other charges reported in the second quarter.
Copies of ProLogis’ second quarter 2009 supplemental information will be available from the company’s website at http://ir.prologis.com in the “Annual & Supplemental Reports” section before open of market on Thursday, July 23, 2009. The company will host a webcast/conference call on Thursday, July 23, 2009, at 10:00 a.m. Eastern Time. The live webcast and the replay will be available on the company’s website at http://ir.prologis.com. Additionally, a podcast of the company’s conference call will be available on the company’s website as well as on the REITCafe website located at www.REITCafe.com.
Section I — Overview
Page 1.2

About ProLogis
ProLogis is a leading global provider of distribution facilities, with more than 475 million square feet of industrial space owned and managed (44 million square meters) in markets across North America, Europe and Asia. The company leases its industrial facilities to more than 4,500 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs. For additional information about the company, go to www.prologis.com.
The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed in “Item 1A. Risk Factors” of ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2008. ProLogis undertakes no duty to update any forward-looking statements appearing in this press release.

Investor Relations	Media	Financial Media
Melissa Marsden	Krista Shepard	Suzanne Dawson
303-567-5622	303-567-5907	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	kshepard@prologis.com	212-329-1420
sdawson@lakpr.com
Section I — Overview
Page 1.3

          Second Quarter 2009
Overview
(in thousands, except per share amounts)
 Summary of Results

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008 (1)	2009	2008 (1)

Revenues (page 2.2) (8)	$263,416	$1,490,646	$700,663	$3,119,154

Net earnings (page 2.2) (a)	$238,865	$206,332	$417,597	$389,853
Net earnings per share - Diluted (page 2.5) (a)	$0.58	$0.76	$1.21	$1.45

FFO, including significant non-cash items (page 2.3) (a)	$137,194	$277,305	$379,459	$635,942
Add (deduct) significant non-cash items (page 2.4):
Our share of losses on derivative activity recognized by the property funds	-	-	11,283	-
Impairment of real estate properties	84,218	-	84,218	-
Net gain related to disposed assets - China operations	-	-	(3,315)	-
Gains on early extinguishment of debt	(143,280)	-	(161,208)	-

Total adjustments for significant non-cash items	(59,062)	-	(69,022)	-

FFO, excluding significant non-cash items (page 2.4) (a)	$78,132	$277,305	$310,437	$635,942

FFO per share - Diluted, including significant non-cash items (page 2.5) (a)	$0.34	$1.02	$1.10	$2.36
Deduct - summarized significant non-cash adjustments - per share (page 2.4)	(0.15)	-	(0.20)	-

FFO per share - Diluted, excluding significant non-cash items (page 2.5) (a)	$0.19	$1.02	$0.90	$2.36

Distributions per common share (b)	$0.15	$0.5175	$0.40	$1.035

Assets Owned and Under Management

	June 30,	March 31,	December 31,	September 30,
	2009 (c)	2009 (c)	2008 (c)	2008
Direct owned - investment balance:
Industrial properties:
Core (page 3.1)	$7,446,493	$7,926,977	$7,924,507	$7,952,257
Completed development (page 3.3)	3,973,690	3,328,027	3,031,449	3,384,924
Properties under development (page 3.3)	281,007	861,169	1,181,344	1,871,141
Land held for development (page 3.4)	2,710,867	2,528,675	2,482,582	2,712,379
Retail and mixed use properties (page 3.1)	386,940	387,117	358,992	330,681
Land subject to ground leases and other	416,028	419,798	425,001	424,159
Other investments	256,114	249,192	321,397	610,043

Total - direct owned	15,471,139	15,700,955	15,725,272	17,285,584

Investment management - investment balance (d):
Industrial properties:
Property funds (page 4.2)	18,988,518	18,705,789	24,722,094	22,716,049
Other unconsolidated investees (e)	447,395	28,347	31,762	247,271

Total - investment management	19,435,913	18,734,136	24,753,856	22,963,320

Total assets owned and under management	$34,907,052	$34,435,091	$40,479,128	$40,248,904

(a)	These amounts are attributable to common shares.

(b)	In April 2009, our Board of Trustees (“Board”) set our 2009 annualized distribution level at $0.70 per common share (including the $0.25 per share paid in the first quarter of 2009). The payment of distributions, including the composition between cash and stock, is subject to authorization by the Board out of funds legally available for the payment of distributions, market conditions, our financial condition and Real Estate Investment Trust (“REIT”) distribution requirements and may be adjusted at the discretion of the Board during the year.

(c)	Amounts exclude our China operations, which were classified as held for sale at December 31, 2008 and sold in February 2009. We also excluded the Japan property funds at June 30 and March 31, 2009, as we sold our investments in February 2009, although we currently continue to manage the properties.

(d)	Amounts represent the entity’s basis in the property, not our proportionate share.

(e)	Includes properties we manage that were sold to a new venture in June 2009. See note 15.
See note references in Appendix A and note 8 to Section II in Appendix A for a description of changes in our operating segments as of December 31, 2008 and the presentation of our segments in this supplemental report, and Appendix B for definitions that are used throughout this report.
Section I - Overview
Page 1.4

          Second Quarter 2009
Overview - continued
(in thousands, except percentages)
 Summary of Portfolio

	June 30, 2009	December 31, 2008
Square feet owned and under management:
Direct Owned:
Industrial properties:
Core (page 3.1)	142,593	154,947
Completed development (pages 3.1 and 3.3)	52,744	40,763
Properties under development (page 3.3)	3,694	19,837
Retail and mixed use properties (page 3.1)	1,491	1,404
Investment management - industrial properties:
Property funds (page 4.2)	271,245	296,929
Other unconsolidated investees (a)	10,607	736

Total square feet owned and under management	482,374	514,616

	As of June 30, 2009
	Core Portfolio	Development Portfolio	Retail & Mixed Use	Investment Mgmt.
Square feet by continent:
North America	140,575	21,297	1,491	183,711
Europe	1,807	26,730	-	96,407
Asia	211	8,411	-	1,734

Total square feet	142,593	56,438	1,491	281,852

 Leasing Activity

	June 30, 2009	March 31, 2009	December 31, 2008
Leased %
Direct owned:
Core industrial properties (page 3.1)	89.69%	90.45%	92.16%
Retail and mixed use properties (page 3.1)	87.26%	86.61%	94.48%
Investment management- industrial properties:
Property funds (page 4.2)	93.81%	94.46%	96.13%
Other unconsolidated investees	95.89%	100.00%	47.74%

Total weighted average leased % - non-development portfolio	92.46%	93.00%	94.69%
Direct owned - completed development industrial properties (page 3.1)	49.35%	45.07%	43.50%

Total weighted average leased % - operating portfolio	87.71%	88.33%	90.47%
Direct owned industrial properties under development (page 3.3)	72.33%	42.75%	37.21%

Total weighted average leased %	87.59%	87.20%	88.42%

Leasing activity - total portfolio (sq. ft.) - quarterly activity (pages 5.1 and 5.2)	25,304	22,948	28,837

(a)	Includes properties we manage that were sold to a new venture in June 2009. See note 15.
Section I - Overview
Page 1.5

          Second Quarter 2009
Consolidated Balance Sheets
(in thousands, except per share data)

	June 30,	December 31,
	2009	2008 (1)

Assets:
Investments in real estate assets (1):
Industrial properties:
Core	$7,446,493	$7,924,507
Completed development	3,973,690	3,031,449
Properties under development	281,007	1,181,344
Land held for development	2,710,867	2,482,582
Retail and mixed use properties	386,940	358,992
Land subject to ground leases and other	416,028	425,001
Other investments	256,114	321,397

	15,471,139	15,725,272
Less accumulated depreciation	1,545,883	1,583,299

Net investments in real estate assets	13,925,256	14,141,973

Investments in and advances to unconsolidated investees:
Property funds (2)	1,670,608	1,957,977
Other unconsolidated investees	326,989	312,016

Total investments in and advances to unconsolidated investees	1,997,597	2,269,993

Cash and cash equivalents	74,183	174,636
Accounts and notes receivable	153,922	244,778
Other assets (1)	1,043,889	1,126,993
Discontinued operations - assets held for sale (2)	-	1,310,754

Total assets	$17,194,847	$19,269,127

Liabilities and Equity:
Liabilities:
Debt (1)(2)(3)	$7,886,025	$10,711,368
Accounts payable and accrued expenses	544,846	658,868
Other liabilities	654,342	751,238
Discontinued operations - assets held for sale (2)	-	389,884

Total liabilities	9,085,213	12,511,358

Equity (4):
ProLogis shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50 per share	100,000	100,000
Series F preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Series G preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Common shares at $.01 par value per share	4,428	2,670
Additional paid-in capital (1)	8,193,881	7,070,108
Accumulated other comprehensive loss (5)	(84,055)	(29,374)
Distributions in excess of net earnings (1)	(375,783)	(655,513)

Total ProLogis shareholders’ equity	8,088,471	6,737,891
Noncontrolling interests (6)	21,163	19,878

Total equity	8,109,634	6,757,769

Total liabilities and equity	$17,194,847	$19,269,127

See Appendix A for note references
Section II - Financial Statements
Page 2.1

          Second Quarter 2009
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008 (1)	2009	2008 (1)

Revenues:
Rental income (7)	$229,819	$238,207	$450,434	$483,347
Property management and other fees and incentives	31,774	32,580	65,408	62,070
CDFS disposition proceeds (8):
Developed and repositioned properties (2)	-	1,136,655	180,237	2,400,068
Acquired property portfolios	-	79,843	-	163,175
Development management and other income	1,823	3,361	4,584	10,494

Total revenues	263,416	1,490,646	700,663	3,119,154

Expenses:
Rental expenses (9)	70,716	72,758	139,375	151,280
Investment management expenses (9)	10,819	12,177	21,395	24,962
Cost of CDFS dispositions (1)(8):
Developed and repositioned properties	-	936,999	-	1,922,432
Acquired property portfolios	-	79,843	-	163,175
General and administrative (9)(10)	41,450	49,004	89,693	93,712
Reduction in workforce (10)	6,868	-	11,330	-
Impairment of real estate properties (11)	84,218	-	84,218	-
Depreciation and amortization	77,973	76,686	153,759	146,813
Other expenses	4,584	4,693	11,003	7,163

Total expenses	296,628	1,232,160	510,773	2,509,537

Operating income (loss)	(33,212)	258,486	189,890	609,617
Other income (expense):
Earnings from unconsolidated property funds, net (12)	17,398	36,553	19,496	17,986
Earnings from other unconsolidated investees, net	1,342	5,251	3,543	7,221
Interest expense (1)(13)	(83,049)	(94,835)	(175,981)	(190,462)
Interest and other income, net	859	8,395	4,175	13,128
Net gains on dispositions of real estate properties (8)	7,904	4,664	8,792	4,664
Foreign currency exchange gains (losses), net (14)	(9,025)	12,949	21,512	(22,904)
Gains on early extinguishment of debt (3)	143,280	-	161,208	-

Total other income (expense)	78,709	(27,023)	42,745	(170,367)

Earnings before income taxes	45,497	231,463	232,635	439,250
Current income tax expense (2)	12,577	12,374	34,766	36,779
Deferred income tax expense (benefit)	(8,771)	6,197	(15,599)	8,697

Total income taxes	3,806	18,571	19,167	45,476

Earnings from continuing operations	41,691	212,892	213,468	393,774
Discontinued operations (15):
Income (loss) attributable to disposed properties	6,824	(2,939)	17,332	3,262
Net gain related to disposed assets - China operations (2)	-	-	3,315	-
Net gains on dispositions:
Non-development properties	185,521	1,856	185,521	5,669
Development properties and land subject to ground leases (2)	11,692	1,994	11,503	2,124

Total discontinued operations	204,037	911	217,671	11,055

Consolidated net earnings	245,728	213,803	431,139	404,829
Net earnings attributable to noncontrolling interests (6)	(494)	(1,087)	(804)	(2,238)

Net earnings attributable to controlling interests (1)	245,234	212,716	430,335	402,591
Less preferred share dividends	6,369	6,384	12,738	12,738

Net earnings attributable to common shares	$238,865	$206,332	$417,597	$389,853

Weighted average common shares outstanding - Basic (4)	406,539	262,715	342,183	260,827
Weighted average common shares outstanding - Diluted (4)	409,504	272,317	345,106	270,370

Net earnings per share attributable to common shares - Basic:
Continuing operations	$0.09	$0.79	$0.58	$1.45
Discontinued operations	0.50	-	0.64	0.04

Net earnings per share attributable to common shares - Basic	$0.59	$0.79	$1.22	$1.49

Net earnings per share attributable to common shares - Diluted (page 2.5):
Continuing operations	$0.08	$0.76	$0.58	$1.41
Discontinued operations	0.50	-	0.63	0.04

Net earnings per share attributable to common shares - Diluted	$0.58	$0.76	$1.21	$1.45

See Appendix A for note references
Section II - Financial Statements
Page 2.2

Second Quarter 2009
Consolidated Statements of Funds From Operations (FFO)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008 (1)	2009	2008 (1)

Revenues:
Rental income	$242,920	$262,501	$486,455	$531,977
Property management and other fees and incentives	31,774	32,580	65,501	62,070
CDFS disposition proceeds (8):
Developed and repositioned properties (2)	-	1,151,862	180,237	2,415,275
Acquired property portfolios	-	79,843	-	163,175
Development management and other income	1,823	3,374	4,584	10,531

Total revenues	276,517	1,530,160	736,777	3,183,028

Expenses:
Rental expenses (9)	73,985	80,518	149,354	166,042
Investment management expenses (9)	10,819	12,177	21,395	24,962
Cost of CDFS dispositions (1)(8):
Developed and repositioned properties	-	951,922	-	1,937,225
Acquired property portfolios	-	79,843	-	163,175
General and administrative (9)	41,450	52,822	90,998	102,336
Reduction in workforce (10)	6,868	-	11,330	-
Impairment of real estate properties (11)	84,218	-	84,218	-
Depreciation of corporate assets	3,969	4,731	8,087	8,151
Other expenses	4,584	5,633	11,009	8,103

Total expenses	225,893	1,187,646	376,391	2,409,994

	50,624	342,514	360,386	773,034

Other income (expense):
FFO from unconsolidated property funds (12)	34,874	41,075	71,617	78,387
FFO from other unconsolidated investees	2,966	(4,685)	7,979	480
Interest expense (1)	(83,049)	(94,807)	(175,811)	(190,289)
Interest and other income, net	859	9,644	4,247	15,260
Net gains on dispositions of real estate properties (8)	15,986	-	17,557	-
Foreign currency exchange losses, net	(8,906)	(1,945)	(22,386)	(3,805)
Gains on early extinguishment of debt (3)	143,280	-	161,208	-
Current income tax expense (2)(16)	(12,577)	(12,692)	(34,967)	(27,866)
Net gain related to disposed assets - China operations (2)	-	-	3,315	-

Total other income (expense)	93,433	(63,410)	32,759	(127,833)

FFO	144,057	279,104	393,145	645,201

Less preferred share dividends	6,369	6,384	12,738	12,738
Less net earnings (loss)attributable to noncontrolling interests (6)	494	(4,585)	948	(3,479)

FFO attributable to common shares, including significant non-cash items	$137,194	$277,305	$379,459	$635,942

Adjustments for significant non-cash items (page 2.4)	(59,062)	-	(69,022)	-

FFO attributable to common shares, excluding significant non-cash items	$78,132	$277,305	$310,437	$635,942

Weighted average common shares outstanding - Basic (4)	406,539	262,715	342,183	260,827

FFO per share attributable to common shares, including significant non-cash items:
Basic	$0.34	$1.06	$1.11	$2.44

Diluted (page 2.5)	$0.34	$1.02	$1.10	$2.36

FFO per share attributable to common shares, excluding significant non-cash items:
Basic	$0.19	$1.06	$0.91	$2.44

Diluted (page 2.5)	$0.19	$1.02	$0.90	$2.36

See Appendix A for note references
Section II - Financial Statements
Page 2.3

Second Quarter 2009
Reconciliations of Net Earnings to FFO and EBITDA
(in thousands)
 Reconciliation of net earnings to FFO, including significant non-cash items

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008 (1)	2009	2008 (1)

Net earnings (a)	$238,865	$206,332	$417,597	$389,853
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	74,004	71,955	145,672	138,662
Adjustments to gains on dispositions for depreciation	(452)	(1,710)	(1,203)	(1,710)
Gains on dispositions of non-development/ non-CDFS properties	(3,158)	(4,662)	(1,535)	(4,662)
Reconciling items attributable to discontinued operations (15):
Gains on dispositions of non-development/ non-CDFS properties	(185,521)	(1,856)	(185,521)	(5,669)
Real estate related depreciation and amortization	3,008	8,335	8,134	15,786

Total discontinued operations	(182,513)	6,479	(177,387)	10,117
Our share of reconciling items from unconsolidated investees:
Real estate related depreciation and amortization	37,664	33,494	75,981	66,312
Adjustment to gains/losses on dispositions for depreciation	(6,578)	(111)	(6,578)	(165)
Other amortization items	(2,571)	(3,860)	(6,161)	(8,070)

Total unconsolidated investees	28,515	29,523	63,242	58,077

Total NAREIT defined adjustments	(83,604)	101,585	28,789	200,484

Subtotal-NAREIT defined FFO	155,261	307,917	446,386	590,337

Add (deduct) our defined adjustments:
Foreign currency exchange losses (gains), net (14)	119	(14,040)	(43,829)	20,801
Current income tax expense (16)	-	-	-	9,658
Deferred income tax expense (benefit)	(8,771)	6,236	(15,611)	8,736

Our share of reconciling items from unconsolidated investees:
Foreign currency exchange losses (gains), net (14)	(1,885)	943	(234)	1,460
Unrealized losses (gains) on derivative contracts, net	(4,105)	(23,817)	(5,959)	4,815
Deferred income tax expense (benefit)	(3,425)	66	(1,294)	135

Total unconsolidated investees	(9,415)	(22,808)	(7,487)	6,410

Total our defined adjustments	(18,067)	(30,612)	(66,927)	45,605

FFO, including significant non-cash items (a)	$137,194	$277,305	$379,459	$635,942

 Reconciliation of FFO, including significant non-cash items, to FFO, excluding significant non-cash items

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008 (1)	2009	2008 (1)

FFO, including significant non-cash items (a)	$137,194	$277,305	$379,459	$635,942
Add (deduct) significant non-cash items:
Our share of losses on derivative activity recognized by the property funds (12)	-	-	11,283	-
Impairment of real estate properties (11)	84,218	-	84,218	-
Gain related to disposed assets - China operations (2)	-	-	(3,315)	-
Gains on early extinguishment of debt (3)	(143,280)	-	(161,208)	-

Total adjustments for significant non-cash items	(59,062)	-	(69,022)	-

FFO, excluding significant non-cash items (a)	$78,132	$277,305	$310,437	$635,942

 Reconciliation of FFO, excluding significant non-cash items, to EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008 (1)	2009	2008 (1)

FFO, excluding significant non-cash items (a)	$78,132	$277,305	$310,437	$635,942
Interest expense	83,049	94,807	175,811	190,289
Depreciation of corporate assets	3,969	4,731	8,087	8,151
Current income tax expense included in FFO	12,577	12,692	34,967	27,866
Adjustments to gains on dispositions for interest capitalized	4,181	16,134	6,939	32,800
Preferred share dividends	6,369	6,384	12,738	12,738
Share of reconciling items from unconsolidated investees	34,576	47,131	86,464	87,534

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$222,853	$459,184	$635,443	$995,320

See Consolidated Statements of Operations on Page 2.2 and Consolidated Statements of FFO on Page 2.3.
See Appendix A for note references

(a)	Attributable to common shares.
Section II - Financial Statements
Page 2.4

Second Quarter 2009
Calculation of Per Share Amounts
(in thousands, except per share amounts)
 Net Earnings Per Share

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net earnings - Basic (a)	$238,865	$206,332	$417,597	$389,853
Noncontrolling interest attributable to convertible limited partnership units	494	1,087	804	2,238

Adjusted net earnings - Diluted (a)	$239,359	$207,419	$418,401	$392,091

Weighted average common shares outstanding - Basic	406,539	262,715	342,183	260,827
Incremental weighted average effect of conversion of limited partnership units	1,235	5,053	1,235	5,053
Incremental weighted average effect of stock awards (b)	1,730	4,549	1,688	4,490

Weighted average common shares outstanding - Diluted	409,504	272,317	345,106	270,370

Net earnings per share - Diluted (a)	$0.58	$0.76	$1.21	$1.45

FFO Per Share, including significant non-cash items
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

FFO - Basic, including significant non-cash items (a)	$137,194	$277,305	$379,459	$635,942
Noncontrolling interest attributable to convertible limited partnership units	-	1,087	804	2,238

FFO - Diluted, including significant non-cash items (a)	$137,194	$278,392	$380,263	$638,180

Weighted average common shares outstanding - Basic	406,539	262,715	342,183	260,827
Incremental weighted average effect of conversion of limited partnership units	-	5,053	1,235	5,053
Incremental weighted average effect of stock awards (b)	1,730	4,549	1,688	4,490

Weighted average common shares outstanding - Diluted	408,269	272,317	345,106	270,370

FFO per share - Diluted, including significant non-cash items (a)	$0.34	$1.02	$1.10	$2.36

FFO Per Share, excluding significant non-cash items
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

FFO - Basic, including significant non-cash items (a)	$137,194	$277,305	$379,459	$635,942
Noncontrolling interest attributable to convertible limited partnership units	-	1,087	804	2,238
Adjustments for significant non-cash items (see page 2.4)	(59,062)	-	(69,022)	-

FFO - Diluted, excluding significant non-cash items (a)	$78,132	$278,392	$311,241	$638,180

Weighted average common shares outstanding - Basic	406,539	262,715	342,183	260,827
Incremental weighted average effect of conversion of limited partnership units	-	5,053	1,235	5,053
Incremental weighted average effect of stock awards (b)	1,730	4,549	1,688	4,490

Weighted average common shares outstanding - Diluted	408,269	272,317	345,106	270,370

FFO per share - Diluted, excluding significant non-cash items (a)	$0.19	$1.02	$0.90	$2.36

(a)	Attributable to common shares.

(b)	Total weighted average potentially dilutive awards outstanding were 12,147 and 10,276 for the three months ended June 30, 2009 and 2008, respectively, and 12,101 and 10,453 for the six months ended June 30, 2009 and 2008, respectively. Of the potentially dilutive instruments, 8,252 were anti-dilutive for the three months ended June 30, 2009 while substantially all were dilutive for the three months ended June 30, 2008, and 8,699 were anti-dilutive for the six months ended June 30, 2009 while substantially all were dilutive for the six months ended June 30, 2008.
Section II - Financial Statements
Page 2.5

Second Quarter 2009
Direct Owned - Operating Properties
(in thousands, except for leased percentage)

	June 30, 2009			December 31, 2008
	Square	Investment	Leased	Square	Investment	Leased
	Feet	Balance	Percentage	Feet	Balance	Percentage

Industrial properties:
Core portfolio:
North America
Mexico	1,170	$62,904	36.61%	1,334	$67,379	46.82%
United States	139,405	7,230,268	90.57%	151,617	7,698,871	92.86%

Total North America	140,575	7,293,172	90.12%	152,951	7,766,250	92.46%

Europe
Central Europe	307	31,892	100.00%	307	33,457	98.12%
Southern Europe	1,500	98,087	46.29%	1,478	102,282	59.06%

Total Europe	1,807	129,979	55.42%	1,785	135,739	65.78%

Asia
Korea	211	23,342	100.00%	211	22,518	100.00%

Total core portfolio	142,593	7,446,493	89.69%	154,947	7,924,507	92.16%

Development portfolio - completed developments (a):
North America	21,044	1,080,516	62.77%	16,845	772,175	47.53%
Europe (b)	24,079	1,675,824	38.68%	18,147	1,304,249	40.99%
Asia	7,621	1,217,350	46.03%	5,771	955,025	39.65%

Total development portfolio - completed development	52,744	3,973,690	49.35%	40,763	3,031,449	43.50%

Total industrial properties	195,337	11,420,183	78.80%	195,710	10,955,956	82.02%

Retail and mixed use properties	1,491	386,940	87.26%	1,404	358,992	94.48%

Total direct owned operating properties	196,828	$11,807,123	78.86%	197,114	$11,314,948	82.12%

(a)	These properties were developed by us originally with the intent to contribute to a property fund. See page 3.3 for detail by country/region and the total development portfolio (including properties under development) and page 3.4 for development activity.

(b)	During the first and second quarters of 2009, we contributed 9 and 11 properties that aggregated 2.0 million and 2.1 million square feet that were 95.02% and 99.29% leased, respectively, to ProLogis European Properties Fund II.
Section III - Direct Owned
Page 3.1

Second Quarter 2009
Direct Owned - Development Portfolio
(in thousands, except for leased percentage)
 Static Development Portfolio Analysis
Below is a roll forward of our development portfolio as it existed at December 31, 2008, including both completed and under development industrial properties. This is prior to the 2009 contribution or sales of assets. The portfolio includes the 2009 development starts. For additional information on our current portfolio as of June 30, 2009, see page 3.3.

		Total Expected	Sq Ft Leased
	Square Feet	Investment (TEI)	Percentage
Roll forward of development portfolio:
As of December 31, 2008 - Development portfolio	60,600	$5,080,481	41.44%
Changes during the first quarter:
Changes to existing properties and effect of changes in foreign exchange rates, net	(210)	(204,561)	0.35%
Reversal of development starts - see page 3.4	(381)	(27,211)	-0.40%
Leasing, net (a)	-	-	4.40%
Development starts - see page 3.4	394	36,792	0.65%

As of March 31, 2009 - prior to 2009 contributions	60,403	4,885,501	46.44%
Changes during the second quarter:
Changes to existing properties and effect of changes in foreign exchange rates, net	(6)	19,683	0.02%
Leasing, net (a)	-	-	7.41%
Development starts - see page 3.4	233	14,126	0.18%

As of June 30, 2009 - prior to 2009 contributions	60,630	$4,919,310	54.05%

(a)	The leasing activity includes new leases that were signed on the properties in the portfolio, net of lease cancellations. In addition, the leasing in the second quarter includes approximately 114,000 square feet related to two development properties that were sold to a third party in June 2009.
 Total Development Portfolio, Investment At Risk
Below is a comparison of the total development portfolio, including both completed and under development industrial properties showing the unleased expected investment amounts at the respective dates. For additional information on the development portfolio, including leasing based on square feet, see page 3.3.

	Total		Unleased
		Expected Investment	Investment Dollars
	Square Feet	Dollars (TEI)	At Risk
As of September 30, 2008	103,948	$7,890,933	$4,684,105

As of December 31, 2008	60,600	$5,080,481	$3,190,419

As of March 31, 2009	58,392	$4,758,447	$2,790,510

As of June 30, 2009	56,438	$4,651,846	$2,453,815
Section III - Direct Owned
Page 3.2

          Second Quarter 2009
Direct Owned - Development Portfolio (a)
(in thousands, except for number of properties and leased percentage)

				Remaining	Total
	Number of	Square	Investment	Costs to	Expected	Leased
As of June 30, 2009	Properties	Feet	Balance	Incur (b)	Investment	Percentage

Industrial properties:
Completed developments:
North America:
Canada	2	526	$36,823	$5,020	$41,843	20.91%
Mexico	21	4,390	194,876	32,813	227,689	40.52%
United States	43	16,128	848,817	54,790	903,607	70.19%

Total North America	66	21,044	1,080,516	92,623	1,173,139	62.77%

Europe:
Central Europe	48	12,364	741,801	99,675	841,476	45.88%
Northern Europe	20	4,317	306,688	19,214	325,902	48.07%
Southern Europe	13	3,494	221,422	7,361	228,783	32.97%
United Kingdom	17	3,904	405,913	12,916	418,829	10.58%

Total Europe	98	24,079	1,675,824	139,166	1,814,990	38.68%

Asia:
Japan	9	7,407	1,200,671	49,781	1,250,452	44.47%
Korea	2	214	16,679	800	17,479	100.00%

Total Asia	11	7,621	1,217,350	50,581	1,267,931	46.03%

Total completed developments	175	52,744	3,973,690	282,370	4,256,060	49.35%

Properties under development:
North America:
United States	1	253	21,168	4,146	25,314	100.00%

Europe:
Central Europe	1	233	4,637	6,865	11,502	100.00%
Southern Europe	8	2,418	119,275	62,953	182,228	64.27%

Total Europe	9	2,651	123,912	69,818	193,730	67.41%

Asia:
Japan	1	790	135,927	40,815	176,742	80.00%

Total properties under development	11	3,694	281,007	114,779	395,786	72.33%

Total development portfolio	186	56,438	$4,254,697	$397,149	$4,651,846	50.85%

Roll forward of development portfolio:

As of December 31, 2008 - Development portfolio (a)	60,600	$4,195,059	$885,422	$5,080,481	41.44%
Changes in the portfolio during first six months of 2009:
Changes to existing properties and effect of changes in foreign exchange rates, net	(216)	300,565	(480,094)	(179,529)	12.48%
Development starts (c)	627	26,536	19,032	45,568	0.54%
Reversal of development starts (c)	(381)	—	(27,211)	(27,211)	-0.14%
Contributions and sales during first quarter of 2009	(2,011)	(127,054)	—	(127,054)	-1.67%
Contributions and sales during second quarter of 2009	(2,181)	(140,409)	—	(140,409)	-1.80%

As of June 30, 2009 - Development portfolio (a)	56,438	$4,254,697	$397,149	$4,651,846	50.85%

(a)	The development portfolio includes both completed and under development industrial properties. These properties were included in our CDFS pipeline, prior to December 31, 2008. Due to changes in our business strategy, we no longer have properties in the CDFS business segment. See note 8 to Section II in Appendix A for further discussion.

(b)	These costs may include construction costs, capitalized interest and adminstrative costs, tenant improvements and leasing commissions depending on the status of the property.

(c)	See page 3.4 for more information.
Section III - Direct Owned
Page 3.3

          Second Quarter 2009
Direct Owned - Development Activity
(in thousands, except per square foot and acres)
 Industrial Starts and Completions

	Three Months Ended			Three Months Ended
	June 30,	March 31,	Year to Date	December 31,	September 30,
	2009	2009 (a)	2009	2008 (a)	2008

Development Starts:
North America:
Square feet	-	253	253	(408)	357
Total expected investment ($)	-	26,585	26,585	(114,722)	100,165
Cost per square foot ($)	-	105.08	105.08	-	280.57
Europe:
Square feet	233	(240)	(7)	1,767	3,500
Total expected investment ($)	14,126	(17,005)	(2,879)	128,917	295,442
Cost per square foot ($)	60.63	-	-	-	84.41
Asia:
Square feet	-	-	-	(2,790)	782
Total expected investment ($)	-	-	-	(359,357)	87,661
Cost per square foot ($)	-	-	-	-	112.10
Total:

Square feet	233	13	246	(1,431)	4,639
Total expected investment ($)	14,126	9,580	23,706	(345,162)	483,268
Cost per square foot ($)	60.63	-	-	-	104.18

Development Completions:
North America:
Square feet	1,228	3,081	4,309	3,134	4,205
Total expected investment ($)	69,729	253,134	322,863	166,805	240,468
Cost per square foot ($)	56.78	82.16	74.93	53.22	57.19
Leased percentage at completion (b)	19.01%	61.52%		91.58%	25.38%
Leased percentage at 6/30/09	19.01%	67.19%		91.58%	54.44%
Europe:
Square feet	5,629	4,476	10,105	5,641	7,718
Total expected investment ($)	417,573	350,036	767,609	591,388	631,731
Cost per square foot ($)	74.18	78.20	75.96	104.84	81.85
Leased percentage at completion (b)	59.23%	25.06%		51.68%	47.73%
Leased percentage at 6/30/09	59.23%	32.94%		62.80%	50.60%
Asia:
Square feet	1,849	-	1,849	2,036	1,552
Total expected investment ($)	318,311	-	318,311	346,878	211,433
Cost per square foot ($)	172.15	-	172.15	170.37	136.23
Leased percentage at completion (b)	32.70%	-		32.36%	79.25%
Leased percentage at 6/30/09	32.70%	-		47.16%	100.00%
Total:

Square feet	8,706	7,557	16,263	10,811	13,475
Total expected investment ($)	805,613	603,170	1,408,783	1,105,071	1,083,632
Cost per square foot ($)	92.54	79.82	86.63	102.22	80.42
Leased percentage at completion (b)	47.92%	39.92%		59.61%	44.39%
Leased percentage at 6/30/09	47.92%	46.90%		68.20%	57.49%
 Land Held for Development

	As of June 30, 2009		As of December 31, 2008 (c)
	Acres	Investment	Acres	Investment

North America	6,444	$1,137,680	6,400	$1,111,009
Europe	3,909	1,208,430	3,614	1,094,824
Asia	129	364,757	120	276,749

Total land held for development	10,482	$2,710,867	10,134	$2,482,582

(a)	Due to market conditions during the fourth quarter 2008, we halted the majority of our new development. As a result, during the first quarter of 2009, we stopped development of one property in Europe with 381,000 square feet and a total expected investment of $27.2 million and, during the fourth quarter of 2008, we stopped development of projects aggregating 4.0 million square feet with a total expected investment of $558.6 million on all three continents. Our remaining development starts in first quarter 2009 aggregated 394,000 square feet for two projects with a total expected investment of $36.8 million, both of which were fully leased. Our development starts in fourth quarter 2008 included 13 projects in Europe with 2.6 million square feet and a total expected investment of $213.5 million. All of our starts in 2009 were pre-committed.

(b)	Represents the leased percentage at the end of the quarter in which the development was completed.

(c)	See note 1 to Section II in Appendix A.
Section III - Direct Owned
Page 3.4

          Second Quarter 2009
Direct Owned - Investing Activity
(in thousands, except acres)
 Inflows

	Three Months Ended			Three Months Ended
	June 30,	March 31,	Year to Date	December 31,	September 30,
	2009	2009	2009	2008	2008

Net proceeds from property dispositions (a):
Contributions to property funds:
Developed and repositioned properties
Square feet	2,069	2,011	4,080	14,159	5,835
Net sales proceeds ($)	150,023	130,529	280,552	1,205,392	572,916
Acquired property portfolios
Square feet	-	-	-	306	993
Net sales proceeds ($)	-	-	-	18,781	107,063
Non-development (non-CDFS) properties
Square feet	-	-	-	857	-
Net sales proceeds ($)	-	-	-	28,380	-
Total contributions to property funds:

Square feet	2,069	2,011	4,080	15,322	6,828
Net sales proceeds ($)	150,023	130,529	280,552	1,252,553	679,979

Dispositions to third parties:
Developed and repositioned properties
Square feet	750	-	750	519	30
Net sales proceeds ($)	133,597	-	133,597	41,844	3,689
Non-development (non-CDFS) properties
Square feet	12,356	-	12,356	122	499
Net sales proceeds ($)	533,209	-	533,209	4,173	11,220
Land
Acres	1	17	18	36	33
Net sales proceeds ($)	2,962	5,181	8,143	32,610	61,058

Total dispositions to third parties:

Square feet	13,106	-	13,106	641	529
Net sales proceeds ($)	669,768	5,181	674,949	78,627	75,967

Total property dispositions:

Square feet	15,175	2,011	17,186	15,963	7,357
Net sales proceeds ($)	819,791	135,710	955,501	1,331,180	755,946

Net proceeds from other dispositions:
Disposition of China operations ($)	-	845,000	845,000	-	-
Sale of investments in the Japan property funds ($)	-	500,000	500,000	-	-

Total proceeds from other dispositions ($)	-	1,345,000	1,345,000	-	-

Net proceeds - all dispositions ($)	819,791	1,480,710	2,300,501	1,331,180	755,946

 Outflows

	Three Months Ended			Three Months Ended
	June 30,	March 31,	Year to Date	December 31,	September 30,
	2009	2009	2009	2008	2008

Property acquisitions:
Operating properties:
Square feet	-	-	-	807	89
Total purchase price ($)	-	-	-	52,555	9,793
Land:
Acres	121	262	383	207	791
Total purchase price ($)	56,806	102,930	159,736	86,213	342,086
Investments in property funds:
Capital contributions ($) (b)	38,978	34,500	73,478	221,023	76,398
Acquisitions of investment interest ($)	-	-	-	61,096	-

(a)	See note 8 to Section II in Appendix A about the changes made to our reporting of business segments.

(b)	Amounts include cash contributions made to the property funds and investment interests received in exchange for properties contributed.
Section III - Direct Owned
Page 3.5

          Second Quarter 2009
Investment Management - ProLogis’ Investments in Unconsolidated Investees
(in thousands, except for percentages)

	June 30, 2009		December 31, 2008
	Investment	Ownership	Investment	Ownership
	Balance	Percentage	Balance	Percentage

Property funds:
ProLogis California LLC	$110,086	50.0%	$102,685	50.0%
ProLogis North American Properties Fund I	23,625	41.3%	25,018	41.3%
ProLogis North American Properties Funds VI-X	108,451	20.0%	110,561	20.0%
ProLogis North American Properties Fund XI	30,123	20.0%	28,322	20.0%
ProLogis North American Industrial Fund	192,398	23.0%	191,088	23.1%
ProLogis North American Industrial Fund II	263,796	36.9%	265,575	36.9%
ProLogis North American Industrial Fund III	144,968	20.0%	122,148	20.0%
ProLogis Mexico Industrial Fund	91,191	24.2%	96,320	24.2%
ProLogis European Properties	312,711	24.8%	321,984	24.9%
ProLogis European Properties Fund II	372,056	33.3%	312,600	36.9%
ProLogis Japan property funds (a)	-	-	359,809	20.0%
ProLogis Korea Fund	21,203	20.0%	21,867	20.0%

Total property funds	1,670,608	29.4%	1,957,977	28.1%

Other unconsolidated investees, by continent:
North America	148,648		150,963
Europe	178,341		161,053

	326,989		312,016

Total investments in and advances to unconsolidated investees	$1,997,597		$2,269,993

(a)	We sold these investments in February 2009. See note 2 to Section II in Appendix A.
Section IV - Investment Management
Page 4.1

          Second Quarter 2009
Investment Management - Operating Portfolio of Property Funds
(in thousands, except for percentages)

	June 30, 2009			December 31, 2008
	Square	Current	Leased	Square	Current	Leased
	Feet	Investment (a)	Percentage	Feet	Investment (a)	Percentage

Operating industrial properties:
North America:
ProLogis California LLC	14,178	$698,235	93.53%	14,178	$697,590	98.67%
ProLogis North American Properties Fund I	9,406	386,836	94.47%	9,406	386,572	95.57%
ProLogis North American Properties Fund VI-X	25,547	1,530,184	87.31%	25,547	1,527,889	89.86%
ProLogis North American Properties Fund XI	4,112	219,680	95.57%	4,112	219,487	95.21%
ProLogis North American Industrial Fund	49,656	2,928,292	94.08%	49,656	2,916,806	96.31%
ProLogis North American Industrial Fund II	36,018	2,166,236	91.64%	35,752	2,161,805	94.54%
ProLogis North American Industrial Fund III	24,693	1,748,704	91.85%	24,709	1,746,538	94.39%
ProLogis Mexico Industrial Fund	9,494	569,968	89.64%	9,494	588,382	94.23%

Total North America	173,104	10,248,135	92.02%	172,854	10,245,069	94.73%

Europe:
ProLogis European Properties	53,488	4,454,043	96.59%	56,273	4,819,603	97.42%
ProLogis European Properties Fund II	42,919	4,150,283	97.42%	38,853	3,918,541	97.89%

Total Europe	96,407	8,604,326	96.96%	95,126	8,738,144	97.62%

Asia:
ProLogis Japan property funds (b)	-	-	-	27,034	5,595,985	99.56%
ProLogis Korea Fund	1,734	136,057	97.82%	1,915	142,896	100.00%

Total Asia	1,734	136,057	97.82%	28,949	5,738,881	99.59%

Total investment management operating portfolio	271,245	$18,988,518	93.81%	296,929	$24,722,094	96.13%

(a)	The current investment represents the entity’s basis in the real estate not our proportionate share.

(b)	We sold our investments in these property funds in February 2009. See note 2 to Section II in Appendix A.
Section IV - Investment Management
Page 4.2

          Second Quarter 2009
Investment Management - Summarized Financial Information of Property Funds
(dollars in thousands)
 FFO and Net Earnings of the Property Funds, Combined

	For the Three Months Ended June 30, 2009
	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

Rental income	$217,721	$177,879	$2,691	$398,291
Rental expenses	(50,766)	(42,737)	(124)	(93,627)

Net operating income from properties	166,955	135,142	2,567	304,664
Other expense, net, including G&A	(7,490)	(5,901)	(200)	(13,591)
Gain (loss) on disposition of assets (4)	-	(45,674)	2,431	(43,243)
Interest expense (5)	(81,778)	(41,634)	(711)	(124,123)
Current income tax expense	(1,004)	(15,723)	-	(16,727)

FFO of the property funds	76,683	26,210	4,087	106,980
Real estate related depreciation and amortization	(74,657)	(53,807)	(726)	(129,190)
Unrealized gains on derivative contracts (5)	11,133	-	-	11,133
Adjustment to gain (loss) on disposition of assets for depreciation (4)	-	26,362	150	26,512
Other income (expense), net, including deferred tax and foreign currency	247	19,135	-	19,382

Net earnings of the property funds	$13,406	$17,900	$3,511	$34,817

ProLogis’ average ownership interest for the period for FFO (6)	29.9%	38.1%	20.0%	31.5%

ProLogis’ Share of FFO and Net Earnings of the Property Funds, Combined

	For the Three Months Ended June 30, 2009
	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

ProLogis’ share of the property fund’s FFO	$22,927	$9,986	$817	$33,730
Fees paid to ProLogis (7)(8)	15,325	12,282	332	27,939
Amortization adjustments (9)	1,127	17	-	1,144

FFO recognized by ProLogis, including significant non-cash items	$39,379	$22,285	$1,149	$62,813

ProLogis’ share of the property fund’s net earnings	$6,685	$6,388	$702	$13,775
Fees paid to ProLogis (7)(8)	15,325	12,282	332	27,939
Amortization adjustments (9)	2,810	813	-	3,623

Net earnings recognized by ProLogis	$24,820	$19,483	$1,034	$45,337

See our Consolidated Statements of Operations on Page 2.2, Consolidated Statements of FFO on Page 2.3 and the Reconciliations of Net Earnings to FFO on Page 2.4.
Note references are to Appendix A.
Section IV - Investment Management
Page 4.3

          Second Quarter 2009
Investment Management - Summarized Financial Information of Property Funds
(dollars in thousands)
 FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Six Months Ended June 30, 2009
	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

Rental income	$436,494	$344,512	$35,559	$816,565
Rental expenses	(103,226)	(71,542)	(4,656)	(179,424)

Net operating income from properties	333,268	272,970	30,903	637,141
Other expense, net, including G&A	(13,380)	(16,229)	(9,779)	(39,388)
Gain (loss) on disposition of assets (4)	-	(45,674)	2,431	(43,243)
Interest expense (5)	(198,148)	(85,657)	(7,788)	(291,593)
Current income tax expense	(1,174)	(22,495)	-	(23,669)

FFO of the property funds	120,566	102,915	15,767	239,248
Real estate related depreciation and amortization	(151,508)	(106,442)	(1,405)	(259,355)
Unrealized gains on derivative contracts (5)	16,161	-	-	16,161
Adjustment to gain (loss) on disposition of assets for depreciation (4)	-	26,362	150	26,512
Other income (expense), net, including deferred tax and foreign currency	(3,913)	13,834	-	9,921

Net earnings (loss) of the property funds	$(18,694)	$36,669	$14,512	$32,487

ProLogis’ average ownership interest for the period for FFO (6)	28.3%	32.1%	19.9%	29.4%

ProLogis’ Share of FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Six Months Ended June 30, 2009
	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

ProLogis’ share of the property fund’s FFO	$34,092	$33,025	$3,131	$70,248
Fees paid to ProLogis (7)(8)	30,795	24,732	2,236	57,763
Amortization adjustments (9)	957	17	395	1,369

FFO recognized by ProLogis, including significant non-cash items	65,844	57,774	5,762	129,380
ProLogis’ share of losses on derivative activity recognized by the property funds (5)	11,283	-	-	11,283

FFO recognized by ProLogis, excluding significant non-cash items	$77,127	$57,774	$5,762	$140,663

ProLogis’ share of the property fund’s net earnings (loss)	$(3,335)	$12,684	$2,902	$12,251
Fees paid to ProLogis (7)(8)	30,795	24,732	2,175	57,702
Amortization adjustments (9)	4,288	2,391	566	7,245

Net earnings recognized by ProLogis	$31,748	$39,807	$5,643	$77,198

Condensed Balance Sheet of the Property Funds, Combined

	As of June 30, 2009
	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

Real estate owned, before depreciation	$10,248,135	$8,604,326	$136,057	$18,988,518
Accumulated depreciation	(812,353)	(690,189)	(3,251)	(1,505,793)
Other assets	452,726	616,558	12,319	1,081,603

Total assets	$9,888,508	$8,530,695	$145,125	$18,564,328

Third party debt	$5,618,453	$4,141,541	$43,678	$9,803,672
Other liabilities	300,714	868,985	4,391	1,174,090

Total liabilities and noncontrolling interest	$5,919,167	$5,010,526	$48,069	$10,977,762

See our Consolidated Statements of Operations on Page 2.2, Consolidated Statements of FFO on Page 2.3 and the Reconciliations of Net Earnings to FFO on Page 2.4.
Note references are to Appendix A.
Section IV - Investment Management
Page 4.4

          Second Quarter 2009
Investment Management - Investing and Financing Activity
(in thousands, except percentages)
 Investing Activities - for the property funds combined

	Three Months Ended			Three Months Ended
	June 30,	March 31,	Year to Date	December 31,	September 30,
	2009	2009	2009	2008	2008

Inflows:
Asset dispositions:
Square feet	2,973	360	3,333	93	138
Net sales proceeds ($)	247,782	17,512	265,294	4,010	10,017

Outflows:
Acquisitions:
Operating properties acquired from third parties:
Square feet	-	-	-	854	1,145
Total purchase price of assets acquired ($)	-	-	-	64,230	159,963

Operating properties acquired from ProLogis:
Square feet	2,069	2,011	4,080	15,322	6,828
Purchase price of assets acquired (a) ($)	150,023	130,529	280,552	1,252,553	679,979
 Financing Activities - for each property fund, if applicable (b)

	Three Months Ended		Six Months Ended
	June 30, 2009		June 30, 2009
	Principal	Interest Rate	Principal	Interest Rate

Debt issued:
ProLogis California LLC	$137,500	7.25%	$257,500	7.37%
ProLogis North American Industrial Fund III (c)	$-	-	$50,732	variable

Debt Repaid:
ProLogis European Properties	$483,557	5.58%	$483,557	5.58%
ProLogis California LLC	$137,134	6.49%	$256,134	6.82%
ProLogis North American Properties Fund XI	$14,355	5.03%	$14,355	5.03%
ProLogis North American Industrial Fund III (c)	$-	-	$61,257	variable

Debt Extended:
ProLogis California LLC - to 2010	$-	-	$55,654	7.20%
ProLogis North American Industrial Fund III - to 2012 (c)	$-	-	$104,184	variable

(a)	The purchase price reported is based on proceeds ProLogis received for these contributions.

(b)	Excludes principal amortization payments, line of credit activity and changes due to foreign currency exchange rates, if applicable.

(c)	During the first quarter of 2009, ProLogis and our fund partner each loaned the property fund approximately $25.4 million that is payable at dissolution of the property fund and bears interest at LIBOR plus 8%. The proceeds from the note payable agreements, along with operating cash, were used to repay $61.3 million of debt and the remaining debt balance of $104.2 million was extended from 2009 to 2012.
Section IV - Investment Management
Page 4.5

          Second Quarter 2009
Operating Statistics - Direct Owned Leasing and Capital Expenditure Information
(in thousands, except percentages and per square foot)
 Lease Expirations

		Annual Base Rent of		Percentage of
	Square	Expiring Leases		Total Annual
	Footage	Total	Per sq ft	Base Rents
Month to month customers	2,240	$8,501	$3.80	1.21%
Remainder of 2009	12,206	45,670	3.74	6.48%
2010	24,595	102,574	4.17	14.56%
2011	28,607	121,899	4.26	17.32%
2012	22,061	100,346	4.55	14.25%
2013	20,046	104,661	5.22	14.86%
2014	15,853	70,165	4.43	9.96%
2015	5,086	26,048	5.12	3.70%
2016	5,623	27,855	4.95	3.95%
2017	2,067	15,096	7.30	2.14%
Thereafter	12,553	81,542	6.50	11.57%

Totals	150,937	$704,357	$4.67	100.00%

 Leasing Activity (a)

	Three Months Ended			Three Months Ended
	June 30,	March 31,	Year to Date	December 31,	September 30,
	2009	2009	2009	2008	2008

Square feet of leases signed during the period:

Development properties - new leases over one year (b)	4,219	3,193	7,412	4,929	7,619
Development properties - new leases less than one year (b)	788	34	822	210	328
Development properties - renewals (b)	179	253	432	219	611
Core properties - new leases	3,351	3,332	6,683	4,059	4,068
Core properties - renewals	4,614	6,854	11,468	7,819	5,787

Total square feet of leases signed	13,151	13,666	26,817	17,236	18,413

# of leases	311	308	619	328	334

Weighted average customer retention	67.8%	74.4%	71.4%	88.0%	77.6%

Percentage of development properties leased to repeat customers	52.0%	57.1%	54.0%	78.7%	53.1%

Turnover costs:
Square feet	8,640	9,858	18,498	11,600	10,583
Cost per sq ft ($)	1.21	0.84	1.01	0.79	1.41
Capital Expenditures
	Three Months Ended			Three Months Ended
	June 30,	March 31,	Year to Date	December 31,	September 30,
	2009	2009	2009	2008	2008

Capital expenditures ($)	2,494	5,716	8,210	9,694	13,873
Tenant improvements ($)	5,701	8,409	14,110	8,260	9,135
Leasing commissions ($)	3,533	6,890	10,423	5,483	7,420

(a)	Represents leasing activity for industrial and retail properties.

(b)	Includes leasing activity for direct owned industrial and retail properties previously included in our CDFS pipeline prior to December 31, 2008. See note 8 to Section II in Appendix A for changes made in our business segments.
Section V - Operating Statistics
Page 5.1

          Second Quarter 2009
Operating Statistics - Investment Management Leasing and Capital Expenditure Information
(in thousands, except percentages and per square foot)
 Lease Expirations

		Annual Base Rent of		Percentage of
	Square	Expiring Leases		Total Annual
	Footage	Total	Per sq ft	Base Rents
Month to month customers	1,594	$3,550	$2.23	0.27%
Remainder of 2009	15,887	68,288	4.30	5.26%
2010	32,810	158,648	4.84	12.21%
2011	39,455	187,690	4.76	14.44%
2012	37,929	191,814	5.06	14.75%
2013	26,309	128,989	4.90	9.93%
2014	20,746	106,634	5.14	8.21%
2015	17,493	84,689	4.84	6.52%
2016	16,493	86,488	5.24	6.66%
2017	14,078	86,086	6.11	6.63%
Thereafter	30,975	196,486	6.34	15.12%

Totals	253,769	$1,299,362	$5.12	100.00%

     Leasing Activity

	Three Months Ended			Three Months Ended
	June 30,	March 31,	Year to Date	December 31,	September 30,
	2009	2009	2009	2008	2008

Leases signed during the period:
Square feet	12,153	9,282	21,435	11,601	12,176
# of leases	151	141	292	156	139

Weighted average customer retention	83.1%	68.5%	76.3%	92.8%	80.2%

Turnover costs:
Square feet	11,974	9,127	21,101	11,265	11,089
Cost per sq ft ($)	0.93	0.77	0.86	1.11	1.20
Capital Expenditures (a)
	Three Months Ended			Three Months Ended
	June 30,	March 31,	Year to Date	December 31,	September 30,
	2009	2009	2009	2008	2008

Capital expenditures ($)	3,084	3,828	6,912	12,289	10,471
Tenant improvements ($)	4,746	7,236	11,982	7,437	5,129
Leasing commissions ($)	4,155	4,326	8,481	6,240	4,672

(a)	Amounts represent the entity’s expenditures, not our proportionate share.
Section V - Operating Statistics
Page 5.2

          Second Quarter 2009
Operating Statistics - Same Store Analysis and Top Customers
(square feet in thousands)
 Same Store Analysis
See definitions in Appendix B.

	Three Months Ended		Three Months Ended
	June 30, 2009		March 31, 2009
	Total Portfolio	Adjusted Portfolio (a)	Total Portfolio	Adjusted Portfolio (a)
Sq Ft of Same Store Population	414,799	378,000	418,904	373,200

Percentage Change in [increase/(decrease)]:
Rental Income	1.04%	(2.19%)	1.09%	(0.98%)

Rental Expenses	(3.74%)	(7.50%)	2.04%	1.77%

Net Operating Income	2.69%	(0.40%)	0.78%	(1.85%)

Average Leasing	(0.08%)	(2.26%)	0.16%	(1.84%)

Sq Ft of Leasing Activity (b)	19,268	19,058	18,311	17,765

Percentage Change in Rental Rate Growth (b)	(12.48%)	(12.62%)	(4.17%)	(4.19%)
 Top Customers - Direct Owned

		Percentage of
		Annualized	Number
Rank	Customer Name	Base Rent	of Leases

1	Home Depot, Inc	2.38%	9
2	APL (Neptune Orient Lines)	2.31%	15
3	Deutsche Post AG (DHL)	1.95%	17
4	Ford Motor Company	1.22%	7
5	Kellogg Company	0.92%	6
6	Sears Holdings Corporation	0.85%	5
7	Wal.Mart Stores, Inc	0.78%	8
8	Kimberly-Clark Corporation	0.77%	2
9	Office Depot, Inc.	0.76%	4
10	PepsiCo	0.76%	5
11-25	various	8.79%	61

	Total	21.49%	139

 Top Customers - Investment Management

		Percentage of
		Annualized	Number
Rank	Customer Name	Base Rent	of Leases

1	Deutsche Post AG (DHL)	4.16%	56
2	CEVA Logistics	2.35%	26
3	Unilever	1.75%	7
4	Kuehne & Nagel	1.64%	21
5	NYK Group	1.54%	15
6	Home Depot, Inc	1.32%	9
7	Geodis	1.25%	13
8	Wincanton Logistics	1.22%	22
9	Amazon.Com, Inc.	1.15%	7
10	Tesco plc	1.00%	10
11-25	various	9.81%	104

	Total	27.19%	290

(a)	This portfolio includes all same store assets as defined in Appendix B and included in the “Total Portfolio”, adjusted to exclude 139 and 188 completed development properties as of April 1, and January 1, 2008, respectively, that we still own or manage as of the end of the period.

(b)	Rental rate growth represents the increase in rental rates on new leases signed during the period, as compared with the previous rental rates in that same space, within the same store population.
See definitions in Appendix B.
Section V - Operating Statistics
Page 5.3

Second Quarter 2009
Operating Statistics - Geographic Distribution (a)

North America	%	%	%		%	%	%	Europe	%	%	%
	Direct	Invst.			Direct	Invst.			Direct	Invst.
	Owned	Mgmt.	Total		Owned	Mgmt.	Total		Owned	Mgmt.	Total
United States				Mexico

Atlanta	5.2	2.4	3.6	Guadalajara	0.1	0.2	0.2	Belgium	0.1	0.5	0.3
Austin	0.6	0.5	0.5	Hermosillo	-	0.1	0.1	Czech Republic	1.1	1.6	1.4
Baltimore	1.4	0.3	0.7	Juarez	0.5	0.6	0.6	France	2.0	8.5	5.8
Central Valley (CA)	2.2	1.3	1.7	Matamoros	-	0.1	0.1	Germany	1.3	4.5	3.2
Charlotte	1.8	1.2	1.4	Mexico City	1.1	0.8	1.0	Hungary	0.6	1.5	1.1
Chicago	9.2	2.3	5.2	Monterrey	0.4	0.7	0.5	Italy	0.8	2.3	1.7
Cincinnati	1.8	1.9	1.9	Nogales	-	0.1	0.0	Netherlands	0.3	2.0	1.3
Columbus	2.9	2.2	2.5	Nuevo Laredo	-	0.0	0.0	Poland	3.1	6.1	4.8
Dallas/Fort Worth	7.5	2.6	4.7	Reynosa	0.3	1.2	0.8	Romania	0.6	-	0.2
Denver	2.4	0.6	1.4	Saltillo	-	0.0	0.2	Slovakia	1.1	0.7	0.9
El Paso	1.0	0.6	0.8	Tijuana	0.3	1.1	0.8	Spain	0.9	1.6	1.3

Greenville	-	1.0	0.6					Sweden	0.4	0.8	0.6
Houston	2.9	1.4	2.0	Total Mexico	2.7%	5.0%	4.0%	United Kingdom	1.9	5.4	3.9

I-81 Corridor (East PA)	1.9	7.2	4.9
Indianapolis	1.6	3.0	2.4					Total Europe	14.2%	35.5%	26.5%

Inland Empire (Southern CA)	8.1	5.4	6.5	Canada

Las Vegas	0.5	1.7	1.2	Toronto	0.3	0.6	0.5
Los Angeles	2.8	3.2	3.0					Asia	%	%	%
Louisville	1.6	0.8	1.2						Direct	Invst.

Memphis	2.4	1.7	2.0	Total North America	81.5%	63.9%	71.3%		Owned	Mgmt.	Total

Nashville	1.5	1.0	1.2
New Jersey	3.5	4.4	4.1					Japan	4.1	-	1.7
Orlando	1.0	0.5	0.7					Korea	0.2	0.6	0.5

Phoenix	1.3	0.3	0.7
Portland	0.8	0.5	0.6					Total Asia	4.3%	0.6%	2.2%

Reno	1.6	4.9	3.5
Salt Lake City	-	0.6	0.3	Total Operating Properties
San Antonio	1.9	1.4	1.6
San Francisco-East Bay	2.4	0.1	1.1
San Francisco-South Bay	2.5	-	1.0
Seattle	0.1	0.0	0.1
South Florida	0.9	1.4	1.2
St Louis	0.3	0.8	0.6
Tampa	1.8	0.2	0.9
Washington D.C	0.9	0.5	0.7
other non-target	0.2	0.4	0.3

Total United States	78.5%	58.3%	66.8%

(a)	Based on square footage.
Section V - Operating Statistics
Page 5.4

          Second Quarter 2009
Debt and Other - ProLogis Debt Summary
(dollars in thousands)
 Principal Outstanding

	Interest	Due	Outstanding	Outstanding
	Rate (a)	Date	-as of 6/30/09	-as of 12/31/08

Senior notes (b)	0.908%	Aug-09	$250,000	$250,000
Senior notes (b)	7.300%	Nov-09	25,000	25,000
Senior notes	5.250%	Nov-10	190,278	190,278
Senior notes (euro notes) (c)	4.375%	Apr-11	351,574	511,560
Senior notes	5.500%	Apr-12	280,788	450,000
Senior notes	5.500%	Mar-13	262,066	300,000
Senior notes	7.810%	Feb-15	100,000	100,000
Senior notes	9.340%	Mar-15	50,000	50,000
Senior notes	5.625%	Nov-15	400,000	400,000
Senior notes	5.750%	Apr-16	400,000	400,000
Senior notes	8.650%	May-16	50,000	50,000
Senior notes	5.625%	Nov-16	550,000	550,000
Senior notes	7.625%	Jul-17	100,000	100,000
Senior notes	6.625%	May-18	600,000	600,000
Notes matured/paid in first six months of 2009			-	28,125
Less: discount			(8,067)	(9,553)

Total senior notes	5.539%		3,601,639	3,995,410

Convertible senior notes (d)	5.390%	Apr-12	1,122,459	1,250,000
Convertible senior notes (d)	5.600%	Jan-13	819,566	1,120,500
Convertible senior notes (d)	5.860%	May-13	457,218	550,000
Less: discount			(234,743)	(330,367)

Total convertible senior notes	5.551%		2,164,500	2,590,133

Fixed rate secured debt	7.050%	Apr-12	228,642	234,044
Fixed rate secured debt (¥4.3 billion)	4.090%	Jun-12	44,431	-
Fixed rate secured debt	6.500%	Jul-14	101,750	-
Fixed rate secured debt	5.470%	Aug-15	128,961	131,069
Fixed rate secured debt	7.250%	Apr-16	199,334	202,326
Fixed rate secured debt	7.550%	Jul-19	245,500	-
Fixed rate secured debt	7.580%	Apr-24	191,449	192,623
Fixed rate secured debt	5.620%	various	98,421	117,854

Total secured debt	6.834%		1,238,488	877,916

Assessment bonds	6.522%	various	27,137	29,626

Multi-currency credit facility (e)	1.282%	various	606,864	600,519
Global line credit facility (e)	0.875%	various	247,397	2,617,764

			854,261	3,218,283

Weighted average interest rate / total debt outstanding	5.275%		$7,886,025	$10,711,368

 Principal Maturities - as of June 30, 2009

Summarized by year (in millions)

2009	$283
2010	1,104
2011	401
2012	1,701
2013	1,615
2014	168
2015	556
2016	1,134
2017	106
2018	606
Thereafter	421
Discount, net	(209)

Total	$7,886

(a)	Interest rate is based on the stated rate and weighted based on borrowings outstanding as of 6/30/09.
(b)	We expect to repay these notes upon maturity with borrowings under our credit facilities.
(c)	We have repurchased some of these euro notes. As of June 30, 2009 and December 31, 2008, there were euro 252.5 million and euro 350 million outstanding, respectively. See note 3 to Appendix A for more information.
(d)	The interest rates shown represent the effective interest rate (including non-cash amortization - see note 1 to Section II in Appendix A). The coupon rates are 2.25%, 1.875% and 2.625%, respectively. The convertible notes mature in 2037 and 2038. However, the holders of the notes have the right to require us to repurchase their notes for cash on specific dates approximately every five years beginning in 2012 and 2013, and at any time prior to their maturity upon a change in control or, with respect to some of the notes, a termination of trading (each as defined in the notes). We have reflected the maturities in 2012 and 2013 in the schedule of debt maturities based on the cash redemption date. The holders of the 1.875% notes we issued in November 2007 have the option to convert their notes beginning in November 2012.
(e)	In July 2009, we exercised an option to extend the global line credit facility to October 2010. We currently have a similar option to extend the multi-currency credit facility.
Section VI - Debt and Other
Page 6.1

          Second Quarter 2009
Debt and Other - ProLogis Debt Analysis
(dollars and shares in thousands)
 Lines of Credit - as of June 30, 2009

			Outstanding
	Total	Debt	Letters of	Remaining
	Commitment	Balance	Credit	Capacity

Global Line	$3,638,674	$247,397	$105,668	$3,285,609
Multi-currency credit facility	606,864	606,864	-	-
Other (a)	22,012	-	22,012	-

Totals	$4,267,550	$854,261	$127,680	$3,285,609

Financing Activity (b)

	Three Months Ended		Six Months Ended
	June 30, 2009		June 30, 2009
	Principal	Interest Rate	Principal	Interest Rate
Debt Issued:
Secured debt:
Due 2012	$44,431	4.090%	$44,431	4.090%
Due 2014	$101,750	6.500%	$101,750	6.500%
Due 2019	$245,500	7.550%	$245,500	7.550%

Debt Repaid / Repurchased (c):
Senior notes:
Due 2009	$-	-	$18,750	8.720%
Due 2009	$9,375	7.875%	$9,375	7.875%
Due 2011	$136,046	4.375%	$136,046	4.375%
Due 2012	$169,212	5.500%	$169,212	5.500%
Due 2013	$37,934	5.500%	$37,934	5.500%

Convertible senior notes:
Due 2012	$110,841	5.390%	$127,541	5.390%
Due 2013	$269,434	5.600%	$300,934	5.600%
Due 2013	$92,782	5.860%	$92,782	5.860%

Secured debt:
Due 2009	$-	-	$5,378	7.180%
Due 2009	$6,146	4.700%	$6,146	4.700%
Due 2009	$6,882	5.240%	$6,882	5.240%
 Market Capitalization

	Shares or Equivalents	Market Price - as of	Market Value
	Outstanding (d)	June 30, 2009	Equivalents
8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$39.00	$78,000
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$16.00	80,000
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$16.40	82,000

	12,000		240,000

Common Shares (d)	442,779	$8.06	3,568,799
Convertible limited partnership units (1,234 units)	1,235	$8.06	9,954

	444,014		3,578,753

Total equity			3,818,753
Total debt			7,886,025

Total market capitalization			$11,704,778

(a)	During the first quarter of 2009, we reduced the commitment of this facility to the balance of the outstanding letters of credit.
(b)	Excludes principal amortization payments, line of credit activity and changes due to foreign exchange rates, if applicable.
(c)	See note 3 to Section II in Appendix A regarding the debt we repurchased in 2009.
(d)	See note 4 to Section II in Appendix A regarding the equity offering that was completed in April 2009.
Section VI - Debt and Other
Page 6.2

          Second Quarter 2009
Debt and Other - Property Fund Debt Summary
(dollars in thousands)
 Principal maturities of third party debt for each property fund - as of June 30, 2009

	Wtd. Avg.
	Int. Rate	2009	2010	2011	2012	2013	2014

ProLogis European Properties	4.19%	$-	$1,471,539	$-	$382,828	$-	$696,600
ProLogis European Properties Fund II	2.48%	-	1,223,341	-	-	367,233	-
ProLogis California LLC	7.34%	690	55,654	-	-	-	137,500
ProLogis North American Properties Fund I	7.59%	-	130,554	111,750	-	-	-
ProLogis North American Properties Funds VI-X	5.50%	1,061	2,216	2,348	882,133	12,421	-
ProLogis North American Properties Fund XI	4.31%	281	42,901	626	670	413	-
ProLogis North American Industrial Fund	5.68%	-	-	190,000	78,000	169,500	-
ProLogis North American Industrial Fund II (a)	4.30%	-	157,461	-	154,000	64,000	571,392
ProLogis North American Industrial Fund III	5.73%	1,237	2,571	120,705	102,381	385,571	146,462
ProLogis Mexico Industrial Fund	6.01%	-	-	-	99,149	170,000	-
ProLogis Korea Fund	6.46%	-	-	14,507	29,171	-	-

Total		$3,269	$3,086,237	$439,936	$1,728,332	$1,169,138	$1,551,954

							Grand
	2015	2016	2017	2018	Thereafter	Discount	Total

ProLogis European Properties	$-	$-	$-	$-	$-	$-	$2,550,967
ProLogis European Properties Fund II	-	-	-	-	-	-	1,590,574
ProLogis California LLC	-	-	-	-	120,000	-	313,844
ProLogis North American Properties Fund I	-	-	-	-	-	-	242,304
ProLogis North American Properties Funds VI-X	-	-	-	-	-	-	900,179
ProLogis North American Properties Fund XI	-	-	-	-	-	(230)	44,661
ProLogis North American Industrial Fund	108,665	444,000	394,000	101,000	-	-	1,485,165
ProLogis North American Industrial Fund II	-	136,500	150,000	104,700	-	(11,004)	1,327,049
ProLogis North American Industrial Fund III	-	-	-	280,000	-	(2,825)	1,036,102
ProLogis Mexico Industrial Fund	-	-	-	-	-	-	269,149
ProLogis Korea Fund	-	-	-	-	-	-	43,678

Total	$108,665	$580,500	$544,000	$485,700	$120,000	$(14,059)	$9,803,672

 Principal maturities of third party debt for the property funds combined - as of June 30, 2009
 Line of credit information for each property fund, as applicable - as of June 30, 2009

	Total	Debt	Remaining
	Commitment	Balance	Capacity
ProLogis European Properties (b)	$1,253,880	$912,895	$340,985
ProLogis European Properties Fund II (b)	1,393,200	1,223,341	169,859
ProLogis North American Industrial Fund	250,000	-	250,000

	$2,897,080	$2,136,236	$760,844

(a)	On July 1, 2009, the $411 million loan payable to our fund partner, which was scheduled to mature in July 2009, was extended for 5 years and is reflected as a 2014 maturity in this table. In addition, on July 21, 2009, a $46 million loan, which was scheduled to mature in August 2009, was extended for 6 months and is reflected as a 2010 maturity in this table.
(b)	These lines of credit are denominated in euro and British pound. Amounts are shown in US dollar using the exchange rate as of June 30, 2009.
Section VI - Debt and Other
Page 6.3

          Second Quarter 2009
Debt and Other - ProLogis Debt Covenant Ratios
 Credit Facilities

		Actual
	Required	Compliance
Financial Covenant	Compliance	at 6/30/09

Minimum Net Worth	> $5.5 billion	$9.5 billion
Fixed Charge Coverage Ratio (a)	> 1.75	1.85
Unencumbered Debt Service Coverage Ratio	> 1.75	2.26
Maximum Consolidated Leverage to Total Asset Value (a)	< 60%	47%
Restricted Investment Test Limiting Non-Industrial Investments (a)	< 25%	16%
Maximum Secured Debt to Total Asset Value (a)	< 25%	17%
Permitted Distributions (b)	not applicable

(a)	As specified under the credit agreements, compliance with certain of these financial covenants requires the inclusion of our consolidated amounts and our proportionate share of our unconsolidated investees.
(b)	Measured on a calendar year basis only. We are permitted to distribute the greater of 95% of FFO or the amount required to maintain our REIT status.
 Senior Notes

			Second		Seventh
	Original Indenture		Supplemental Indenture		Supplemental Indenture
		Actual		Actual		Actual
	Required	Compliance at	Required	Compliance at	Required	Compliance at
Financial Covenant	Compliance	6/30/09	Compliance	6/30/09	Compliance	6/30/09

Outstanding Indebtedness to Adjusted Total Assets	< 60%	46%	< 65%	40%	< 65%	42%
Fixed Charge Coverage Ratio	> 1.5	3.5	> 1.5	2.0	> 1.5	2.0
Unencumbered Assets Ratio to Unsecured Debt	> 1.5	2.4	> 1.25	2.5	> 1.25	2.32
Maximum Secured Debt to Adjusted Total Assets (c)	< 40%	15%	< 40%	6%	< 40%	6%

(c)	Under the Original Indenture, only the securities issued under the Indenture are considered unsecured debt and substantially all of our other senior debt, including our Credit Facilities, are considered secured debt for purposes of covenant calculations. Under the second and seventh supplemental indentures, for purposes of the covenant calculations, we include all of our senior debt, including our Credit Facilities, as unsecured debt.
See Definitions in Appendix B.
Section VI - Debt and Other
Page 6.4

          Second Quarter 2009
Debt and Other - Components of Net Asset Value for ProLogis (1)
(in thousands, except for percentages)
 Income Items

	Second		ProLogis’
	Quarter 2009		Weighted Average		Pro Rata
	Pro Forma		Ownership		Annualized
	NOI (2)		Interest		Pro Forma NOI
Operating properties (2)	$201,071	x	100.0%	x 4	$804,284

Investment Management segment - North America funds (2)	$164,541	x	28.7%	x 4	$188,893

Investment Management segment - Korea Fund (2)	$2,493	x	20.0%	x 4	$1,994

Actual
Second Quarter
2009
Property management fee income	$31,774
Gains on dispositions of development properties recognized in FFO	$15,986
Development management and other income	$1,823

Balance Sheet Items - as of June 30, 2009

Investment in and advances to PEPR (based on the net asset value of the units) (3)	$442,129

Investment in and advances to PEPR (based on the trading price of the units) (3)	$194,650

Investment in and advances to PEPF II (based on the net asset value of the units) (4)	$512,312

Investments in other unconsolidated investees	$326,989

Investments in land and development projects:
Properties under development	$281,007
Land held for development	2,710,867

Total investments in land and development projects	$2,991,874

Other assets:
Cash and cash equivalents	$74,183
Deposits, prepaid assets and other tangible assets (5)	636,839
Accounts and notes receivable	153,922
Our share of other tangible assets of the North America and Korea property funds	67,562

Total other assets	$932,506

Liabilities and preferred equity:
Total liabilities, excluding discontinued operations	$(9,085,213)
Our share of third party debt of the North America and Korea property funds	(1,557,958)
Our share of other third party liabilities of the North America and Korea property funds	(42,490)

Total liabilities	(10,685,661)
Preferred shares	(350,000)

Total liabilities and preferred equity	$(11,035,661)

See Appendix A for note references
Section VI - Debt and Other
Page 6.5

          Second Quarter 2009
Appendix A - Notes to Supplemental Information
Notes to Section II- Financial Statements
Please also refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q for further information about us and our business. Certain 2008 amounts included in this supplemental information package have been reclassified to conform to the 2009 presentation. Please also read the Definitions included in Appendix B.
(1)	In May 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position APB 14-1 “Accounting for Convertible Debt Instruments that May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” also known as FASB Accounting Standards Codification (“ASC”) 470-20 Debt with Conversion and Other Options (“ASC 470-20”), that requires separate accounting for the debt and equity components of convertible debt. The value assigned to the debt component is the estimated fair value of a similar bond without the conversion feature at the time of issuance, which would result in the debt being recorded at a discount. The resulting debt discount is amortized through the first redeemable option date as additional non-cash interest expense. We adopted ASC 470-20 on January 1, 2009, as required, on a retroactive basis to the convertible notes we issued in 2007 and 2008. As a result, we restated our 2008 results to reflect the additional interest expense and the additional capitalized interest related to our development activities for both properties we currently own, as well as properties that were contributed during the applicable periods. This restatement impacted earnings and FFO.

The following tables illustrate the impact of the restatement on our Consolidated Balance Sheets and Consolidated Statements of Operations and FFO for these periods (in thousands):

	As of December 31, 2008
		ASC 470-20
	As Reported	adjustments	As Adjusted
Consolidated Balance Sheet:
Net investments in real estate assets	$15,706,172	$19,100	$15,725,272
Other assets	$1,129,182	$(2,189)	$1,126,993
Debt	$11,007,636	$(296,268)	$10,711,368
Additional paid in capital	$6,688,615	$381,493	$7,070,108
Distributions in excess of net earnings	$(587,199)	$(68,314)	$(655,513)

	For the three months ended, June 30, 2008
		ASC 470-20
	As Reported	Adjustments (a)	As Adjusted
			(before 2009 discontinued
			operations adjustment)
Consolidated Statements of Operations:
Cost of CDFS dispositions	$1,016,453	$389	$1,016,842
Interest expense, net of capitalization	$84,136	$10,671	$94,807
Net earnings attributable to controlling interests	$223,776	$(11,060)	$212,716

	For the six months ended, June 30, 2008
		ASC 470-20
	As Reported	Adjustments (a)	As Adjusted
			(before 2009 discontinued
			operations adjustment)
Consolidated Statements of Operations:
Cost of CDFS dispositions	$2,085,092	$515	$2,085,607
Interest expense, net of capitalization	$169,260	$21,029	$190,289
Net earnings attributable to controlling interests	$424,135	$(21,544)	$402,591

(a)	The adjustments are the same in our Consolidated Statements of FFO.
(2)	On February 9, 2009, we sold our operations in China and our property fund interests in Japan to affiliates of GIC Real Estate, the real estate investment company of the Government of Singapore Investment Corporation (“GIC RE”), for total cash consideration of $1.3 billion ($845 million related to China and $500 million related to the Japan investments). We used the proceeds primarily to pay down borrowings on our credit facilities.

All of the assets and liabilities associated with our China operations were classified as Assets and Liabilities Held for Sale in our accompanying Consolidated Balance Sheet as of December 31, 2008. In the fourth quarter of 2008, based on the carrying values of these assets and liabilities, as compared with the estimated sales proceeds less costs to sell, we recognized an impairment of $198.2 million. In connection with the sale in the first quarter of 2009, we recognized a $3.3 million gain on sale. In addition, the results of our China operations are presented as discontinued operations in our accompanying Consolidated Statements of Operations for all periods. All operating information presented throughout this report excludes China operations.

In connection with the sale of our investments in the Japan property funds, we recognized a gain of $180.2 million. The gain is reflected as CDFS Proceeds in our Consolidated Statements of Operations and FFO, as it represents previously deferred gains on the contribution of properties to the property funds based on our ownership interest in the property funds at the time of original contribution of properties. We also recognized $20.5 million in current income tax expense related to the Japan portion of the transaction. In April 2009, we sold one property in Japan to GIC RE for $128.1 million, resulting in a gain on sale of $13.1 million that is reflected as Discontinued Operations-
Appendix A
Page - 1 -

Second Quarter 2009
Appendix A - Notes to Supplemental Information
Notes to Section II- Financial Statements (continued)
Net Gains on Dispositions of Development Properties and Land Subject to Ground Leases and as Net Gains on Dispositions of Real Estate Properties in our Consolidated Statements of Operations and FFO, respectively. The building and related borrowings were classified as held for sale at December 31, 2008.

(3)	During the first and second quarters of 2009, in connection with our announced initiatives to reduce debt, we repurchased several series of notes outstanding at a discount, which resulted in a gain, as follows (in thousands):

	For the Three Months Ended	For the Six Months Ended
	June 30, 2009	June 30, 2009
Convertible Senior Notes:
Original principal amount	$473,057	$521,257
Cash purchase price	$313,256	$338,077
Senior Notes (a):
Original principal amount	$343,192	$343,192
Cash purchase price	$302,090	$302,090
Total:
Original principal amount	$816,249	$864,449
Cash purchase price	$615,346	$640,167
Gain on early extinguishment of debt (b)	$143,280	$161,208

(a)	Included in the three and six months ended June 30, 2009 is the repurchase of €97.7 million ($136.0 million) original principal amount of our Euro senior notes for €82.6 million ($115.1 million).

(b)	Represents the difference between the recorded debt (net of the discount) and the consideration we paid to retire the convertible debt.
(4)	On April 14, 2009, we completed a public offering of 174.8 million common shares at a price of $6.60 per share and received net proceeds of $1.1 billion that were used to repay borrowings under our credit facilities.
(5)	The additional losses recognized in Accumulated Other Comprehensive Loss in the first half of 2009 in our Consolidated Balance Sheet are principally the result of the sale of our China operations and investments in the Japan property funds in February 2009 and the strengthening of the U.S. dollar against the euro and yen, offset somewhat by the strengthening of the pound sterling to the U.S. dollar during this time. The strengthening U.S. dollar results in lower net assets upon translation of our international operations into U.S. dollars.
(6)	We adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 160 “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51” (“SFAS 160”) also known as FASB ASC 810-10 Consolidation (“ASC 810-10”) on January 1, 2009. ASC 810-10 requires noncontrolling interests (previously referred to as minority interests) to be reported as a component of equity and changes the accounting for transactions with noncontrolling interest holders.
(7)	In our Consolidated Statements of Operations, rental income includes the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Rental income	$166,259	$170,621	$328,420	$354,301
Rental expense recoveries	53,627	58,784	103,359	113,585
Straight-lined rents	9,933	8,802	18,655	15,461

	$229,819	$238,207	$450,434	$483,347

The decrease in rental income is generally due to the contribution and sale of properties.

(8)	In response to market conditions, during the fourth quarter of 2008 we modified our business strategy. As a result, as of December 31, 2008, we have two operating segments - Direct Owned and Investment Management, and we no longer have a CDFS Business segment. We presented the results of operations of our CDFS Business segment separately in 2008.

Our direct owned segment represents the direct, long-term ownership of industrial properties. Our investment strategy in this segment focuses primarily on the ownership and leasing of industrial properties in key distribution markets. We consider these properties to be our Core Portfolio. Also included in this segment are operating properties we developed with the intent to contribute the properties to an unconsolidated property fund that we previously referred to as our “CDFS Pipeline” and, beginning December 31, 2008, we now refer to as our Completed Development Portfolio. Our intent is to hold and use the Core and Development properties, however, we may contribute either Core or Development properties to the property funds, to the extent there is fund capacity, or sell them to third parties. When we contribute or sell Development properties, we recognize FFO to the extent the proceeds received exceed our original investment (i.e. prior to depreciation). However, beginning January 1, 2009, we now present the results as net gains on dispositions, rather than as CDFS Disposition Proceeds and Cost of CDFS Dispositions. In addition, we have industrial properties that are currently under development (also included in our Development Portfolio) and land available for development that are part of this segment as well. The investment
Appendix A
Page - 2 -

Second Quarter 2009
Appendix A - Notes to Supplemental Information
Notes to Section II- Financial Statements (continued)
management segment represents the investment management of unconsolidated property funds and joint ventures and the properties they own. See note 15 for information on properties sold to third parties.

(9)	Beginning in 2009, we are reporting the direct costs associated with our investment management segment for all periods presented as a separate line item “Investment Management Expenses” in our Consolidated Statements of Operations and FFO. These costs include the property management expenses associated with the property-level management of the properties owned by the property funds (previously included in Rental Expenses) and the investment management expenses associated with the asset management of the property funds (previously included in General and Administrative Expenses). In order to allocate the property management expenses between the properties owned by us and the properties owned by the property funds, we use the square feet owned at the beginning of the period by the respective portfolios.

(10)	As we previously announced in the fourth quarter of 2008, in response to the difficult economic climate, we initiated general and administrative expense (“G&A”) reductions with a near-term target of a 20 to 25% reduction in G&A prior to capitalization or allocation. These initiatives include a Reduction in Workforce (“RIF”) and reductions to other expenses through various cost savings measures. Due to the changes in our business strategy in the fourth quarter of 2008, we have halted the majority of our new development activities, which, along with lower gross G&A, has resulted in lower capitalized G&A. Our G&A included in our Statements of Operations consisted of the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Gross G&A expense	$69,320	$99,605	$147,160	$194,979
Capitalized amounts and amounts reported as rental and investment management expenses	(27,870)	(50,601)	(57,467)	(101,267)

Net G&A	$41,450	$49,004	$89,693	$93,712

In the fourth quarter of 2008 and the first half of 2009, we recognized $23.1 million and $11.3 million, respectively, of expenses related to the RIF program.

(11)	During the second quarter of 2009, we recorded impairment charges of $84.2 million related primarily to completed development properties that we expect to contribute or sell during the remainder of 2009. The charges represent the difference between the estimated proceeds and our cost basis at the time of contribution/sale and may vary depending on market conditions.

(12)	The following table represents our share of income (loss) recognized by the property funds related to derivative activity (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Included in Earnings from Unconsolidated Property Funds in our Consolidated Statements of Operations :	$4,920	$20,977	$(4,810)	$(10,642)

Included in FFO from Unconsolidated Property Funds in our Consolidated Statements of FFO :	$815	$(2,840)	$(10,769)	$(5,827)
In addition, we recognized losses of $4.9 million and $11.3 million in our Consolidated Statements of Operations and FFO, respectively, representing our share of the losses recognized by ProLogis European Properties (“PEPR”) from the sale of properties in the second quarter of 2009. See Section IV for more information.

(13)	The following table presents the components of interest expense as reflected in our Consolidated Statements of Operations (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Interest expense	$88,377	$118,835	$190,237	$240,806
Amortization of discount, net	16,630	13,815	35,343	26,982
Amortization of deferred loan costs	2,873	2,913	6,249	5,722

Interest expense before capitalization	107,880	135,563	231,829	273,510
Capitalized amounts	(24,831)	(40,728)	(55,848)	(83,048)

Net interest expense	$83,049	$94,835	$175,981	$190,462

The decrease in interest expense in 2009 over 2008 is due to significantly lower debt levels, offset by lower capitalization due to less development activity.
Appendix A
Page - 3 -

Second Quarter 2009
Appendix A - Notes to Supplemental Information
Notes to Section II- Financial Statements (continued)
(14)	Included in Foreign Currency Exchange Gains (Losses), Net, for the first half of 2009 and 2008, are net foreign currency exchange gains and losses, respectively, related to the remeasurement of inter-company loans between the U.S. and our consolidated subsidiaries in Japan and Europe due to the fluctuations in the exchange rates of U.S. dollars to the yen, the euro and pound sterling between December 31st and June 30th of the applicable years. We do not include these gains and losses related to inter-company loans in our calculation of FFO.

(15)	The operations of the properties held for sale or disposed of to third parties and the aggregate net gains recognized upon their disposition are presented as discontinued operations in our Consolidated Statements of Operations for all periods presented, unless the property was developed under a pre-sale agreement.

As discussed in Note 2 above, all of the assets and liabilities associated with our China operations were classified as Assets and Liabilities Held for Sale in our accompanying Consolidated Balance Sheet as of December 31, 2008, as well as one property in Japan that we sold to GIC RE in April 2009.

During the first six months of 2009, other than our China operations, we disposed of 125 properties to third parties aggregating 13.1 million square feet, three of which were development properties. This includes a portfolio of 90 properties that were sold to a single venture in which we retained a 5% interest and for which we will continue to manage the properties. During all of 2008, we disposed of 15 properties to third parties, 6 of which were development properties, as well as land subject to ground leases.

The income (loss) attributable to these properties was as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Rental income	$13,101	$24,294	$36,021	$48,630
Rental expenses	(3,269)	(7,760)	(9,979)	(14,762)
Depreciation and amortization	(3,008)	(8,335)	(8,134)	(15,786)
Other expenses, net	-	(11,138)	(576)	(14,820)

Income (loss) attributable to disposed properties	$6,824	$(2,939)	$17,332	$3,262

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, we include the gains from disposition of land parcels and Completed Development Properties (2009) and CDFS properties (2008) in the calculation of FFO, including those classified as discontinued operations.

(16)	In connection with purchase accounting, we record all of the acquired assets and liabilities at the estimated fair values at the date of acquisition. For our taxable subsidiaries, we recognize the deferred tax liabilities that represent the tax effect of the difference between the tax basis carried over and the fair values at the date of acquisition. As taxable income is generated in these subsidiaries, we recognize a deferred tax benefit in earnings as a result of the reversal of the deferred tax liability previously recorded at the acquisition date and we record current income tax expense representing the entire current income tax liability. In our calculation of FFO, we only include the current income tax expense to the extent the associated income is recognized for financial reporting purposes.
Notes to Section IV- Investment Management
(1)	Included in North American funds are 12 property funds. We have not contributed any properties to these funds in 2009.
(2)	The European funds include PEPR and PEPF II. We contributed 20 properties from our development portfolio to PEPF II during the first half of 2009.
(3)	The Asian funds include the Japan property funds through February 9, 2009 and ProLogis Korea Fund. On February 9, 2009, we sold our property fund interests in Japan to GIC RE (see note 2 to Section II for additional information).
(4)	During the second quarter of 2009, PEPR sold 10 properties, which resulted in a loss of $19.3 million for earnings and a loss of $45.7 million for FFO. Also in the second quarter of 2009, Korea sold one property for a gain of $2.6 million for earnings and a gain of $2.4 million for FFO. The difference between earnings and FFO relate to depreciation.
(5)	Certain property funds in North America have issued short-term bridge financing to finance their acquisitions of properties from us and third parties and entered into interest rate swap contracts that were designated as cash flow hedges to mitigate the volatility in interest rates. Based on the anticipated refinancing of the bridge financings with long-term debt issuances, certain of these derivative contracts no longer met the requirements for hedge accounting during 2008 and 2009 and, therefore, the change in the fair value of these contracts was recorded through earnings, along with the gain or loss on settlement of the contracts. When these interest rate swap contracts are settled, the realized gain or loss is recorded in interest expense and included in our calculation of FFO. In 2009, a portion of these realized losses relate to contracts that were settled in previous periods and are therefore being added back in our calculation of FFO, excluding significant non-cash items.
Appendix A
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Second Quarter 2009
Appendix A - Notes to Supplemental Information
Notes to Section IV- Financial Statements
(6)	The total average ownership is weighted based on each entity’s contribution to total FFO for the period presented.
(7)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing depreciation expense (related to the capitalized fees) when we recognize our share of the earnings or losses of the property fund under the equity method- see note 8 below.
(8)	The only fees reflected here are those earned from property funds in which we have an ownership interest that is accounted for by the equity method. In addition, we earn fees from the management of properties owned by certain joint ventures and since February 2009, for the management of the properties previously included in the Japan property funds.
(9)	These are adjustments to the amounts that we recognize under the equity method that are necessary to adjust for differences between our investment and the property fund’s basis in certain items, primarily arising due to deferred gains and fees that were not recognized when earned by us due to our ownership interest in the property fund. In our Consolidated Statements of FFO, in 2009, deferred gains and fees are only recognized when the underlying property is sold to a third party by the property fund and are reflected as Net Gains on Dispositions of Real Estate Properties.
Appendix A
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Second Quarter 2009
Appendix A - Notes to Supplemental Information
Notes to Section VI - Debt and Other

(1)	The components of Net Asset Value provided on Page 6.5 do not consider the potential growth in rental and fee income streams or the franchise value associated with our global operating platform.
(2)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation for us and the property funds, excluding PEPR and PEPF II, for the three months ended June 30, 2009 is as follows (amounts in thousands). PEPR has publicly traded units and both PEPR and PEPF II are subject to valuations under International Financial Reporting Standards (IFRS) and, therefore, separate calculations using pro forma NOI are not necessary (see comments 3 and 4 below).
(in thousands, except percentages and per unit)

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Mexico	ProLogis
		California	Properties	Properties	Properties	Industrial	Industrial	Industrial	Industrial	Korea
	ProLogis	LLC	Fund I	Funds VI - X	Fund XI	Fund	Fund II	Fund III	Fund	Fund

ProLogis’ ownership interest as of 6/30/09	100.0%	50.0%	41.3%	20.0%	20.0%	23.0%	36.9%	20.0%	24.2%	20.0%
Calculation of pro forma NOI (a):
Rental income	$229,819	$21,859	$10,721	$30,689	$5,025	$64,132	$40,343	$31,450	$13,502	$2,691
Straight-lined rents and amortization of lease intangibles (b)	(10,049)	263	210	(163)	(238)	(782)	(1,215)	(1,016)	(229)	65
Net termination fees and adjustments (c)	(3,840)	-	-	-	-	(387)	(130)	6	(769)	-

Adjusted rental income	215,930	22,122	10,931	30,526	4,787	62,963	38,998	30,440	12,504	2,756

Rental expenses	(70,716)	(4,151)	(2,495)	(8,145)	(1,064)	(16,408)	(8,769)	(6,344)	(3,390)	(124)
Certain fees paid to ProLogis (d)	-	152	197	263	43	620	377	276	108	-

Adjusted rental expenses	(70,716)	(3,999)	(2,298)	(7,882)	(1,021)	(15,788)	(8,392)	(6,068)	(3,282)	(124)

Adjusted NOI	145,214	18,123	8,633	22,644	3,766	47,175	30,606	24,372	9,222	2,632
Less: actual NOI on certain properties (e)	(22,016)	-	-	-	-	-	-	-	-	-
Add: stabilized NOI on certain properties (f)	77,873	-	-	-	-	-	-	-	-	(139)

Pro forma NOI	$201,071	$18,123	$8,633	$22,644	$3,766	$47,175	$30,606	$24,372	$9,222	$2,493

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, with certain adjustments (see (b) and (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to us that have been recognized as rental expenses by the property funds (see (d) below); and (iii) as adjusted to reflect developed and acquired properties at a stabilized yield for the entire period (see (e) and (f) below).

(b)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.

(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.

(e)	The NOI for properties that were acquired, disposed of or completed development during the three-month period is removed. NOI for ProLogis excludes discontinued operations, which relates to properties sold to third parties (see (f) below).

(f)	NOI is adjusted to reflect a full period of operations for properties that were acquired during the three-month period. In addition, for ProLogis, NOI is adjusted to include the estimated stabilized NOI on Completed Development properties that are not stabilized.

(3)	At June 30, 2009, the Net Asset Value of our equity investment in PEPR was as follows (in thousands, except per unit amounts):

Number of equity units held by ProLogis on June 30, 2009	47,323
Net asset value per unit at June 30, 2009, in euros (a)	€6.40

Total in euros	€302,867
Euro to U.S. dollar exchange rate at June 30, 2009	1.4134

Total in U.S. dollars	$428,072
Net amounts owed to ProLogis	14,057

Total Net Asset Value at June 30, 2009	$442,129

Number of equity units held by ProLogis on June 30, 2009	47,323
Price per unit at June 30, 2009, in euros (b)	€2.70

Total in euros	€127,772
Euro to U.S. dollar exchange rate at June 30, 2009	1.4134

Total in U.S. dollars	$180,593
Net amounts owed to ProLogis	14,057

Total Net Asset Value at June 30, 2009	$194,650

(a)	Based on PEPR’s IFRS net asset value per unit as of June 30, 2009.
(b)	Based on the closing price of PEPR units on the Euronext Amsterdam stock exchange.

(4)	At June 30, 2009, the Net Asset Value of our equity investment in PEPF II was as follows (in thousands, except per unit amounts):

Number of equity units held by ProLogis on June 30, 2009	62,023
Net asset value per unit at June 30, 2009, in euros (a)	€5.72

Total in euros	€354,772
Euro to U.S. dollar exchange rate at June 30, 2009	1.4134

Total in U.S. dollars	$501,435
Net amounts owed to ProLogis	10,877

Total Net Asset Value at June 30, 2009	$512,312

(a)	Based on PEPF II’s IFRS net asset value per unit as of June 30, 2009.

(5)	These items are reflected in our Consolidated Balance Sheets as components of “Other Assets” and “Investments in Real Estate Assets - Other Investments”.
Appendix A
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Second Quarter 2009
Appendix B - Definitions
Completed Development Portfolio – Includes industrial operating properties we developed with the intent to contribute the properties to an unconsolidated property fund, which we previously included in our “CDFS Pipeline”. These properties are now part of our Direct Owned Segment.
Core Portfolio – Includes industrial operating properties that we own directly, excluding the Completed Development Portfolio.
Debt Covenants –
Credit Facilities – We have two credit facilities with aggregate borrowing capacity of $4.3 billion and outstanding borrowings of $854.3 million as of June 30, 2009. This includes our Global Line, where a syndicate of banks allows us to draw funds in U.S. dollar, euro, Japanese yen, British pound sterling, South Korean won and Canadian dollar. This also includes a multi-currency credit facility that allows us to borrow in U.S. dollar, euro, Japanese yen, and British pound sterling. The total commitments under our credit facilities fluctuate in U.S. dollars based on the underlying currencies.

These credit facilities have very similar terms, including identical financial covenants that are calculated based on the definitions contained within the agreements and may be different than similar terms in our Consolidated Financial Statements as provided in our Forms 10-K and 10-Q or with the covenants related to our Senior Notes. Compliance with certain of these financial covenants requires the inclusion of our consolidated amounts and our proportionate share of our unconsolidated investees. As of June 30, 2009, we were in compliance with all of our debt covenants under these agreements.

Senior Notes – We have approximately $5.4 billion of senior unsecured notes outstanding as of June 30, 2009, that have been issued under the 1995 indenture (“Original Indenture”) or supplemental indentures. We refer to the Original Indenture, as amended by supplemental indentures, collectively as the “Indenture”. These notes are subject to certain financial covenants, other than the convertible senior notes that, although issued under the Indenture, are not subject to financial covenants. In November 2005, in connection with the issuance of senior notes, we modified certain financial and operating covenants under the Indenture. Also, in May 2008, in connection with an additional issuance of senior notes, we further modified certain financial and operating covenants under the Indenture.

All notes issued under the Indenture are currently subject to the Original Indenture covenants until all senior notes outstanding prior to November 2, 2005 are repaid. At that time, any senior notes issued on or after November 2, 2005 and before May 7, 2008 will be subject to the covenants as modified in November 2005 under the Second Supplemental Indenture (and such notes are also currently subject to such modified covenants), and any senior notes issued on or after May 7, 2008 will be subject to the covenants as modified in May 2008 under the Seventh Supplemental Indenture (and such notes are also currently subject to such modified covenants).

The covenants are calculated based on the definitions as defined within the Indenture and may be different than similar terms in our Consolidated Financial Statements as provided in our Forms 10-K and 10-Q or with the covenants under our credit facilities above. As of June 30, 2009, we were in compliance with all debt covenants.
FFO, FFO including significant non-cash items, FFO excluding significant non-cash items (collectively referred to as “FFO”) – FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although NAREIT has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. FFO, as we define it, is presented as a supplemental financial measure. We do not use FFO as, nor should it be considered to be, an alternative to net earnings computed under GAAP as an indicator of our operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of our ability to fund our cash needs.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.

NAREIT’s FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:
(a) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.
(b) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activity and assists in comparing those operating results between periods. We include the gains and losses from dispositions of land, development properties and, prior to 2009, properties acquired in our CDFS business segment, as well as our proportionate share of the gains and losses from dispositions recognized by the property funds, in our definition of FFO.
Appendix B
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Second Quarter 2009
Appendix B - Definitions
At the same time that NAREIT created and defined its FFO concept for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe financial analysts, potential investors and shareholders who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO.

Our defined FFO, including significant non-cash items, measure excludes the following items from net earnings computed under GAAP that are not excluded in the NAREIT defined FFO measure:
(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii)	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii)	certain foreign currency exchange gains and losses resulting from certain debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;

(iv)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and

(v)	mark-to-market adjustments associated with derivative financial instruments utilized to manage foreign currency and interest rate risks.
FFO, including significant non-cash items, of our unconsolidated investees is calculated on the same basis.

In addition, we present FFO excluding significant non-cash items. In order to derive FFO excluding significant non-cash items, we add back certain charges or subtract certain gains. The items that we currently excluded were impairment charges, gains from the early extinguishment of debt, gain on the sale of our China operations that were sold in February 2009 and our share of losses on derivative activity recognized by the property funds in FFO that were settled for cash in previous periods. We believe it is meaningful to remove the effects of significant non-cash items to more appropriately present our results on a comparative basis.

In calculating FFO, the items that we exclude from net earnings computed under GAAP, while not infrequent or unusual, are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, in inconsistent and unpredictable directions. Most importantly, the economics underlying the items that we exclude from net earnings computed under GAAP are not the primary drivers in management’s decision-making process and capital investment decisions. Period to period fluctuations in these items can be driven by accounting for short-term factors that are not relevant to long-term investment decisions, long-term capital structures or long-term tax planning and tax structuring decisions. Accordingly, we believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

Real estate is a capital-intensive business. Investors’ analyses of the performance of real estate companies tend to be centered on understanding the asset value created by real estate investment decisions and understanding current operating returns that are being generated by those same investment decisions. The adjustments to net earnings computed under GAAP that are included in arriving at our FFO measures are helpful to management in making real estate investment decisions and evaluating our current operating performance. We believe these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of our performance on the key measures of net asset value and current operating returns generated on real estate investments.

While we believe our defined FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Some of these limitations are:
•	The current income tax expenses that are excluded from our defined FFO measures represent the taxes that will be payable.

•	Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.

•	Gains or losses from property dispositions represent changes in the value of the disposed properties. By excluding these gains and losses, FFO does not capture realized changes in the value of disposed properties arising from changes in market conditions.

•	The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.

•	The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

•	The non-cash impairment charges that we exclude from our FFO, excluding significant non-cash items, measure may be realized in the future upon the ultimate disposition of the related real estate properties or other assets.
We compensate for these limitations by using the FFO measures only in conjunction with net earnings computed under GAAP. To further compensate, we reconcile our defined FFO measures to net earnings computed under GAAP in our financial reports. Additionally, we
Appendix B
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Second Quarter 2009
Appendix B - Definitions
provide investors with (i) our complete financial statements prepared under GAAP; (ii) our definition of FFO, which includes a discussion of the limitations of using our non-GAAP measure; and (iii) a reconciliation of our GAAP measure (net earnings) to our non-GAAP measure (FFO, as we define it), so that investors can appropriately incorporate this measure and its limitations into their analyses.
Net Asset Value – We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be performed using various methods. Therefore, in this Supplemental Report, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Operating Segments:
Direct Owned Segment – represents the direct long-term ownership of industrial properties, including development of properties.

Investment Management Segment – represents the investment management of unconsolidated property funds and joint ventures and the properties they own.

CDFS Business Segment – represents the development or acquisition of properties for contribution to an unconsolidated property fund in which we have an equity interest and manage. Due to changes in our business strategy in the fourth quarter of 2008, as of December 31, 2008, we no longer have any assets remaining in the CDFS Business segment. We continue to present the results of operations of our CDFS Business segment in 2008 separately.
Same Store – We evaluate the operating performance of the operating properties we own and manage using a “same store” analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include properties owned by us, and properties owned by the industrial property funds and joint ventures that are managed by us (referred to as “unconsolidated investees”), in our same store analysis. We have defined the same store portfolio, for the quarter ended June 30, 2009, as those operating properties that were in operation at April 1, 2008 and have been in operation throughout the full periods in both 2009 and 2008. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and net operating income in the same store portfolio are generally the same as for the total portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods, to derive the same store results.
Same store rental income – includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by the customer’s rent leveling asset that was previously recognized. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

Same store rental expense – represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).

Same store average leasing – represents the increase in the average leased percentage for all periods presented.

Same store rental rate growth– represents the increase in effective rental rates, on new leases signed during the period, as compared with the previous effective rental rates in that same space.
Turnover costs – Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.
Appendix B
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